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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                    ALCATEL,

                            APPLES ACQUISITION CORP.

                                       AND

                        ASTRAL POINT COMMUNICATIONS, INC.

                          DATED AS OF JANUARY 18, 2002

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                                TABLE OF CONTENTS
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
AGREEMENT AND PLAN OF MERGER.....................................................................................1

W I T N E S S E T H:.............................................................................................1

   ARTICLE I. CERTAIN DEFINITIONS................................................................................2
      SECTION 1.01         Certain Definitions...................................................................2

   ARTICLE II. THE MERGER........................................................................................5
      SECTION 2.01         The Merger............................................................................5
      SECTION 2.02         Effective Time........................................................................6
      SECTION 2.03         Effect of the Merger..................................................................6
      SECTION 2.04         Certificate of Incorporation; By-Laws.................................................6
      SECTION 2.05         Directors and Officers................................................................6
      SECTION 2.06A        Trust Arrangements....................................................................7
      SECTION 2.06         Effect on Capital Stock...............................................................7
      SECTION 2.07         Escrow Indemnity Account..............................................................9
      SECTION 2.08         Exchange of Certificates..............................................................9
      SECTION 2.09         Restricted Stock.....................................................................12
      SECTION 2.10         Dissenting Shares....................................................................12
      SECTION 2.11         Further Action.......................................................................13
      SECTION 2.12         Transfer Taxes.......................................................................13

   ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................13
      SECTION 3.01         Organization and Qualification; Subsidiaries.........................................13
      SECTION 3.02         Certificate of Incorporation and By-Laws.............................................14
      SECTION 3.03         Capitalization.......................................................................14
      SECTION 3.04         Authority Relative to This Agreement.................................................16
      SECTION 3.05         No Conflict; Required Filings and Consents...........................................17
      SECTION 3.06         Compliance, Permits..................................................................18
      SECTION 3.07         Financial Statements.................................................................18
      SECTION 3.08         Absence of Certain Changes or Events.................................................19
      SECTION 3.09         No Undisclosed Liabilities...........................................................19
      SECTION 3.10         Absence of Litigation................................................................19
      SECTION 3.11         Employee Benefit Plans; Employment Agreements........................................20
      SECTION 3.12         Employees; Labor Matters.............................................................22
      SECTION 3.13         Restrictions on Business Activities..................................................22
      SECTION 3.14         Taxes................................................................................23
      SECTION 3.15         Environmental Matters................................................................24
      SECTION 3.16         Brokers..............................................................................25
      SECTION 3.17         Intellectual Property................................................................25
      SECTION 3.18         Material Contracts...................................................................28
      SECTION 3.19         Title to Properties; Absence of Encumbrances.........................................30
      SECTION 3.20         Real and Personal Property...........................................................31
      SECTION 3.21         Transactions with Affiliates; Management Relationships...............................31


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
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
      SECTION 3.22         Insurance............................................................................32
      SECTION 3.23         Books and Records....................................................................32
      SECTION 3.24         Accounts Receivable..................................................................32
      SECTION 3.25         Inventory............................................................................33
      SECTION 3.26         Customers and Suppliers..............................................................33
      SECTION 3.27         Employee Conflicts...................................................................33
      SECTION 3.28         Certain Business Practices...........................................................33
      SECTION 3.29         Tax Matters..........................................................................34
      SECTION 3.30         Affiliate Letters....................................................................34
      SECTION 3.31         Vote Required........................................................................34
      SECTION 3.32         Warranties and Product Claims........................................................34
      SECTION 3.33         Bank Accounts........................................................................34
      SECTION 3.34         Costs and Expenses...................................................................35
      SECTION 3.35         Product Development..................................................................35

   ARTICLE IV. [RESERVED].......................................................................................35

   ARTICLE V. REPRESENTATIONS AND WARRANTIES OF ALCATEL.........................................................35
      SECTION 5.01         Organization and Qualification.......................................................35
      SECTION 5.02         Organizational Documents.............................................................35
      SECTION 5.03         Issuance of Merger Consideration.....................................................35
      SECTION 5.04         Authority Relative to this Agreement.................................................36
      SECTION 5.05         No Conflict; Required Filings and Consents...........................................36
      SECTION 5.06         SEC Filings; Financial Statements....................................................37
      SECTION 5.07         Brokers..............................................................................37
      SECTION 5.08         Pooling of Interests.................................................................37
      SECTION 5.09         Interim Operations of Merger Sub.....................................................38
      SECTION 5.10         Tax Matters..........................................................................38
      SECTION 5.11         Record Date..........................................................................38

   ARTICLE VI. COVENANTS........................................................................................39
      SECTION 6.01         Conduct of Business by the Company...................................................39
      SECTION 6.02         Registration Statement; Company Stockholder Approval.................................41
      SECTION 6.03         Covenants Covering Competing Transactions for the Company; Related Matters...........43
      SECTION 6.04         Access to Information; Confidentiality...............................................45
      SECTION 6.05         Consents, Approvals; Taking of Necessary Action......................................45
      SECTION 6.06         Stock Options........................................................................47
      SECTION 6.07         Employee Matters.....................................................................47
      SECTION 6.08         Notification of Certain Matters......................................................48
      SECTION 6.09         Public Announcements.................................................................48
      SECTION 6.10         Expenses.............................................................................49
      SECTION 6.11         Listing of ADSs/Alcatel Shares.......................................................49
      SECTION 6.12         Affiliate Agreements.................................................................50
      SECTION 6.13         Warrants.............................................................................50
      SECTION 6.14         Tax Treatment........................................................................50
      SECTION 6.15         Compliance with New Jersey's ISRA....................................................50

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
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
      SECTION 6.16         Product Development..................................................................51
      SECTION 6.17         Stockholder Litigation...............................................................51
      SECTION 6.18         Continuing Director and Officer Indemnification......................................51
      SECTION 6.19         [Reserved]...........................................................................51
      SECTION 6.20         Certain Tax Matters..................................................................51
      SECTION 6.21         Update Schedule......................................................................52
      SECTION 6.22         Pooling of Interests.................................................................52
      SECTION 6.23         Issuance and Conversion of ORAs......................................................52

   ARTICLE VII. CONDITIONS TO THE MERGER........................................................................53
      SECTION 7.01         Conditions to Obligation of Each Party to Effect the Merger..........................53
      SECTION 7.02         Additional Conditions to Obligations of Alcatel and Merger Sub.......................53
      SECTION 7.03         Additional Conditions to Obligation of the Company...................................55

   ARTICLE VIII. INDEMNIFICATION................................................................................57
      SECTION 8.01         Indemnification of Alcatel...........................................................57
      SECTION 8.02         Reliance not an Element..............................................................57
      SECTION 8.03         General Indemnification Provisions...................................................57
      SECTION 8.04         Certain Limits on Indemnification....................................................59
      SECTION 8.05         Satisfaction of Indemnification Obligations..........................................59
      SECTION 8.06         Exclusive Remedy.....................................................................59

   ARTICLE IX. TERMINATION......................................................................................60
      SECTION 9.01         Termination..........................................................................60
      SECTION 9.02         Effect of Termination................................................................61

   ARTICLE X. GENERAL PROVISIONS................................................................................62
      SECTION 10.01        Survival of Representations, Warranties and Covenants................................62
      SECTION 10.02        Notices..............................................................................62
      SECTION 10.03        Waiver...............................................................................63
      SECTION 10.04        Headings.............................................................................64
      SECTION 10.05        Severability.........................................................................64
      SECTION 10.06        Entire Agreement; Amendment..........................................................64
      SECTION 10.07        Assignment...........................................................................64
      SECTION 10.08        Parties in Interest..................................................................64
      SECTION 10.09        Failure or Indulgence Not Waiver; Remedies Cumulative................................64
      SECTION 10.10        Governing Law........................................................................65
      SECTION 10.11        Counterparts.........................................................................65
      SECTION 10.12        Waiver of Jury Trial.................................................................65
      SECTION 10.13        Forum................................................................................65
      SECTION 10.14        Definition of Knowledge..............................................................65
      SECTION 10.15        Specific Performance and Injunctive Relief...........................................65
      SECTION 10.16        Appointment of Stockholders' Representative..........................................66


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                     CROSS REFERENCE SHEET OF DEFINED TERMS

Term                                                                                    Section of Agreement
----                                                                                    --------------------
2001 Dividend....................................................................................2.06(e)(ii)
Agreement........................................................................................Introduction
Alcatel..........................................................................................Introduction
Alcatel Indemnitees..............................................................................8.01
Alcatel Plans....................................................................................6.07(b)
Alcatel SEC Reports..............................................................................5.06(a)
Antitrust Laws...................................................................................6.05(b)
Antitrust Order..................................................................................6.05(b)
Audited Financial Statements.....................................................................3.07
Basket Amount....................................................................................8.04(a)
Blue Sky Laws....................................................................................3.05(b)
CERCLA...........................................................................................3.15
Certificate of Merger............................................................................2.02
Certificate(s)...................................................................................2.08(b)
Closing..........................................................................................2.01
Closing Date.....................................................................................2.01
Code.............................................................................................Recitals
Common Stock Exchange Ratio......................................................................2.06(c)(i)
Company..........................................................................................Introduction
Company Affiliate Agreement......................................................................6.12
Company Balance Sheet............................................................................3.09
Company Board....................................................................................Recitals
Company By-Laws..................................................................................3.02
Company Certificate of Incorporation.............................................................3.02
Company Common Stock.............................................................................2.06(a)
Company Disclosure Schedule......................................................................Article III
Company Environmental Permits....................................................................3.15(c)
Company Intellectual Property....................................................................3.17(a)
Company Licensed Intellectual Property...........................................................3.17(c)
Company Option Plan..............................................................................2.06(d)(i)
Company Permits..................................................................................3.06(b)
Company Plan.....................................................................................3.11(a)
Company Proxy Material...........................................................................6.02(d)
Company Real Property............................................................................3.15(a)
Company Representatives..........................................................................6.03(a)
Company Restricted Stock.........................................................................2.09
Company Software Programs........................................................................3.17(h)
Company Stockholders' Meeting....................................................................6.02(b)
Company Stockholders' Vote Condition.............................................................3.31
Company Stockholders' Proposal...................................................................3.04(a)
Confidentiality Agreement........................................................................6.03(a)
Customers and Suppliers..........................................................................3.26
Delaware Law.....................................................................................Recitals

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
Dissenting Shares................................................................................2.10
Effective Time...................................................................................2.02
ERISA............................................................................................3.11(a)
ERISA Affiliate..................................................................................3.11(a)
Escrow Agent.....................................................................................2.07
Escrow Agreement.................................................................................2.07
Escrow Indemnity Account.........................................................................2.07
Escrow Shares....................................................................................2.07
Exchange Act.....................................................................................3.05(b)
Exchange Fund....................................................................................2.08(a)
Exchange Ratios..................................................................................2.06(e)(ii)
Financial Statements.............................................................................3.07
GAAP.............................................................................................Recitals
HSR Act..........................................................................................3.05(b)
Intellectual Property............................................................................3.17(a)
Interim Financial Statements.....................................................................3.07
IRS..............................................................................................3.11(c)
ISRA.............................................................................................6.15
Key Employees....................................................................................7.02(l)
Key Employee Agreements..........................................................................7.02(l)
Laws.............................................................................................3.06(a)
Losses...........................................................................................8.01
Material Contracts...............................................................................3.18
Merger...........................................................................................Recitals
Merger Consideration.............................................................................2.06(e)(i)
Merger Sub.......................................................................................Introduction
NJDEP............................................................................................6.15
Non-Compete Agreements...........................................................................7.02(m)
Option...........................................................................................2.06(d)(i)
Principal Stockholder............................................................................Recitals
Registration Statement...........................................................................6.02(a)
Rule 145.........................................................................................6.12
SEC..............................................................................................5.06(a)
Securities Act...................................................................................3.05(b)
Series A Exchange Ratio..........................................................................2.06(c)(ii)
Series A Preferred...............................................................................2.06(c)(ii)
Series B Exchange Ratio..........................................................................2.06(c)(iii)
Series B Preferred...............................................................................2.06(c)(iii)
Series C Exchange Ratio..........................................................................2.06(c)(iv)
Series C Preferred...............................................................................2.06(c)(iv)
Series D Exchange Ratio..........................................................................2.06(c)(v)
Series D Preferred...............................................................................2.06(c)(v)
Series D-1 Exchange Ratio........................................................................2.06(c)(vi)
Series D-1 Preferred.............................................................................2.06(c)(vi)
Stockholder Agreement............................................................................Recitals
Stockholders' Representative.....................................................................10.16(a)

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
Superior Proposal................................................................................6.03(b)
Surviving Corporation............................................................................2.01
Surviving Corporation Common Stock...............................................................2.06(b)
Takeover Proposal................................................................................6.03(b)
Takeover Proposal Interest.......................................................................6.03(a)
Terminating Breach...............................................................................9.01(d)
Third-Party Claims...............................................................................8.03(b)
Trust............................................................................................2.06A
Trust Agreement..................................................................................2.06A
Trustee..........................................................................................2.06A
Trust Notice.....................................................................................2.07
Update Schedule..................................................................................6.21
Warrants.........................................................................................6.13


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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 18, 2002 (this "Agreement"), by and among Alcatel, a French corporation ("Alcatel"), Apples Acquisition Corp., a Delaware corporation and a subsidiary of Alcatel ("Merger Sub"), and Apples, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, each of Alcatel, Merger Sub and the Company has determined that it is advisable and in the best interests of its stockholders for the parties to enter into a business combination upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, each of the boards of directors of Merger Sub and the Company has approved, and the board of directors of Alcatel has authorized, the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein;

     WHEREAS, the board of directors of the Company (the "Company Board") has unanimously recommended that the stockholders of the Company approve and adopt this Agreement, the Merger and the other transactions contemplated hereby;

     WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of
Section 368 of the Code and (c) Alcatel, Merger Sub and Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

     WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests under the Generally Accepted Accounting Principles ("GAAP") of France;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Alcatel's and Merger Sub's willingness to enter into this Agreement, each of the stockholders of the Company set forth on Exhibit A hereto (the "Principal Stockholders") is entering into an agreement with Alcatel (each, a "Stockholder Agreement"), in the form attached as Exhibit B hereto, pursuant to which, among other things, each of the Principal Stockholders (i) is granting to Alcatel an irrevocable right to receive 90% of the difference between the consideration which may be paid on the shares of capital stock of the Company owned by such Principal Stockholder in connection with a Superior Proposal (as defined below) and the consideration that would have been paid on such shares pursuant to this Agreement and (ii) has agreed to vote all of such shares of capital stock in favor of the Merger and the other transactions contemplated hereby, in each case upon the terms and subject to the conditions set forth therein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                               CERTAIN DEFINITIONS

     SECTION 1.01 Certain Definitions.

     For purposes of this Agreement, the term:

     (a) "ADS" means one Class A American Depositary Share of Alcatel, which represents one Alcatel Share.

     (b) "affiliate" means in relation to a person, a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any person in which the first mentioned person (either alone or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more.

     (c) "Alcatel Share" means one Class A share of Alcatel, par value 2 Euros per share.

     (d) "Alcatel Material Adverse Effect" means a material adverse effect or change to the business, operations, condition (financial or otherwise), assets, properties (including intangible properties) or liabilities of Alcatel and its subsidiaries, taken as a whole; provided, however, that "Alcatel Material Adverse Effect" shall not include or take into account (i) any change, event or effect that is caused by conditions affecting the U.S. or French economy generally; (ii) any change, event or effect caused by conditions generally affecting the telecommunications equipment industry; (iii) in and of itself, any reduction in quarterly revenue as compared to prior quarters (although such reduction can be coupled with other factors to determine an Alcatel Material Adverse Effect); (iv) any adverse change or effect resulting from a change in accounting rules or procedures announced by the applicable French or U.S. accounting board or authority; and (v) in and of itself or in connection with the announcement of the transactions contemplated by this Agreement, any decrease in the market price of Alcatel capital stock on the NYSE or Euronext (or on such exchange or quotation system where Alcatel capital stock is listed or quoted).

     (e) "Ancillary Agreements" means the Escrow Agreement, each of the Stockholder Agreements and any certificates or supporting documents contemplated or delivered pursuant thereto and pursuant to this Agreement (but excluding the Non-Compete Agreements and the Key Employee Agreements).

     (f) "business day" means any day other than a day on which banks in New York City or Paris, France are required or authorized to be closed.

     (g) "Company Capital Stock" means collectively, the Company Common Stock and the Company Preferred Stock.

     (h) "Company Material Adverse Effect" means a material adverse effect or change to the business, operations, condition (financial or otherwise), assets, properties (including intangible properties), or liabilities of the Company and its subsidiaries, taken as a whole; provided, however, that "Company Material Adverse Effect" shall not include or take into account (i) any change, event or effect that is caused by conditions affecting the U.S. economy generally; (ii) any change, event or effect caused by conditions generally affecting the telecommunications equipment industry; (iii) a reduction or delay in purchases of products from, or the shipping of supplies to, the Company as a direct result of the public announcement or pendency of the Merger; (iv) in and of itself, any reduction in quarterly revenue as compared to prior quarters (although such reduction can be coupled with other factors to determine a Company Material Adverse Effect); (v) any adverse change or effect resulting from a change in accounting rules or procedures announced by the Financial Accounting Standards Board and (vi) the Company's failure to meet the revenue projections in its business plan for 2002 (although such failure can be coupled with other factors to determine a Company Material Adverse Effect); provided, however, that with respect to clause (iii) of this paragraph, the Company shall bear the burden of proof in a proceeding with regard to establishing that a reduction or delay in purchases or supplies was attributable to or resulted from the direct effect of the public announcement or pendency of the Merger.

     (i) "Company Preferred Stock" means collectively, the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series D-1 Preferred.

     (j) "Company Stockholders" means each of the holders of record (as of the Effective Time) of the Company Capital Stock.

     (k) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities or debt which is convertible into voting securities, by contract, credit arrangement or otherwise.

     (l) "Convertible Promissory Notes" means the 10% subordinated convertible promissory notes issued by the Company pursuant to that certain Note Purchase Agreement dated October 18, 2001 between the Company and the purchasers stated therein.

     (m) "Encumbrances" means any lien (other than mechanics' liens), pledge, hypothecation, claim, charge, mortgage, security interest, encumbrance, prior assignment, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature whatsoever (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     (n) "Environment" means any surface or subsurface physical medium or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.

     (o) "Environmental Laws" means any applicable federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including any written judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to human health and safety or, injury to, or the pollution or protection of, the Environment.

     (p) "Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, Encumbrances, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation, monitoring or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party, entity or authority, which arise under Environmental Laws and which are incurred as a result of (i) the existence of Hazardous Substances (as defined below) in, on, under, at or emanating from any Company Real Property (as defined in Section 3.15) or in connection with the operation of the business of the Company or any of its subsidiaries, (ii) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by the Company or any of its subsidiaries, (iii) the violation of or non-compliance with any Environmental Laws or (iv) exposure to any Hazardous Substances, noises, odors or vibrations.

     (q) "Euronext" means Euronext Paris SA.

     (r) "Governmental Entity" means any foreign governmental or United States federal, state or local governmental, administrative or regulatory authority, commission, body, agency, court or any judicial body or other authority.

     (s) "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea, formaldehyde, asbestos or any materials containing asbestos, and any chemicals, materials or substances regulated, or defined as, or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity, under any Environmental Law.

     (t) "Investor Rights Agreement" means that certain Third Amended and Restated Investor Rights Agreement dated as of May 25, 2000 by and among the Company and the various investors stated therein.

     (u) "NYSE" means The New York Stock Exchange.

     (v) "ORAs" means the unsecured bonds issued by a subsidiary of Alcatel that are redeemable into Alcatel Shares.

     (w) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

     (x) "Pro Rata Interest" means, with respect to a Company Stockholder (or a person who becomes a Company Stockholder on or prior to the Effective Time), a fraction, the numerator of which is the total number of ADSs that such Company Stockholder is entitled to receive as its portion of the Merger Consideration pursuant to Section 2.06(c) (and, to the extent such Company Stockholder exercises Options or Warrants on or prior to the Effective Time, the ADSs relating to the Company Capital Stock issued upon such exercises) and the denominator of which is the aggregate number of ADSs issued as Merger Consideration pursuant to Section 2.06(c) (and, to the extent that Options or Warrants are exercised on or prior to the Effective Time, the ADSs relating to the Company Capital Stock issued upon such exercises).

     (y) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (z) "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

     (aa) "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     (bb) "Voting Agreement" means the Amended and Restated Voting Agreement, dated as of October 27, 1998, by and among the Company, Raj Shanmugaraj, Bruce Miller and the other shareholders of the Company Capital Stock who have executed a counterpart thereof.

                                   ARTICLE II.
                                   THE MERGER

     SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with Delaware Law. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in
Article VII, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, unless another date, time or place is agreed to in writing by Alcatel and the Company (the "Closing Date").

     SECTION 2.02 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall file this Agreement or a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and shall make all other filings or recordings required under Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Alcatel and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.04 Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth on Exhibit C hereto, until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

(b) The Company By-Laws, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 2.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the persons listed on Annex 2.05 hereto shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 2.06A Trust Arrangements. At the Effective Time, the following actions shall take place simultaneously: (i) Merger Sub shall transfer such amount of ORAs as is equal to only such number of ADSs that are issuable pursuant to Section 2.06(c) hereof which are part of the Merger Consideration, to a trust (the "Trust") to be established pursuant to the Trust Agreement by and between the Company and the trustee named therein (the "Trustee"), in the form attached as Exhibit D hereto (the "Trust Agreement"); and (ii) pursuant to the Trust Agreement, the Trustee shall (A) request that Alcatel redeem such ORAs, in whole, for ADSs, (B) direct Alcatel to deliver 1,000,000 of the ADSs issued upon the redemption of the ORAs to the Escrow Agent pursuant to Section
2.07 hereof, which ADSs will be held in accordance with the terms of the Escrow Agreement and (C) direct Alcatel to deliver to the Exchange Agent the ADSs issued in accordance with the terms of the ORAs, net of the 1,000,000 ADSs deposited with the Escrow Agent pursuant to clause (B) of this Section 2.06A.

     SECTION 2.06 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholder or the holder of any shares of the capital stock of Merger Sub:

     (a) Cancellation of Shares of Company Common Stock and Company Preferred Stock. Each share of common stock, par value $0.01 per share ("Company Common Stock"), of the Company held by the Company as treasury stock (or by any subsidiary of the Company) and each share of preferred stock of the Company of any series or class held by the Company as treasury stock (or by any subsidiary of the Company) immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereof.

     (b) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.01 per share of the Surviving Corporation ("Surviving Corporation Common Stock"), with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall remain outstanding and evidence ownership of shares of Surviving Corporation Common Stock.

     (c) Conversion of Shares of Company Common Stock and Company Preferred Stock. Subject to Section 2.06(e) and 2.08(e) hereof or as provided in Section
2.10 with respect to Company Capital Stock as to which appraisal rights have been exercised:

        (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.063351086 of an ADS (the "Common Stock Exchange Ratio");

        (ii) each share of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.025991733 of an ADS (the "Series A Exchange Ratio");

        (iii) each share of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.042083424 of an ADS (the "Series B Exchange Ratio");

        (iv) each share of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series C Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.099509615 of an ADS (the "Series C Exchange Ratio");

        (v) each share of Series D Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series D Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.507161844 of an ADS (the "Series D Exchange Ratio");

        (vi) each share of Series D-1 Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series D-1 Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.590126224 of an ADS (the "Series D-1 Exchange Ratio").

        (vii) Fractional shares of Company Capital Stock, issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive ADSs determined by multiplying the applicable Exchange Ratio by the fraction of a share of such Company Common Stock or series of such Company Preferred Stock outstanding.

     (d) Stock Options and Warrants.

        (i) All options to purchase capital stock of the Company granted pursuant to the Company's 1998 Stock Option Plan (the "Company Option Plan") or pursuant to any other arrangement adopted by the Company Board to provide options or other rights to purchase capital stock of the Company to directors, officers, employees or consultants of the Company (in any such case, an "Option") then outstanding shall be subject to the provisions of Section 6.06.

        (ii) All Warrants outstanding immediately prior to the Effective Time shall be subject to the provisions of Section 6.13.

     (e) Merger Consideration; Adjustments to Exchange Ratio.

        (i) The aggregate number of ADSs and Alcatel Shares (together with any cash paid pursuant to Section 2.08(e)) issuable or reserved for issuance pursuant to Sections 2.06(c) and (d) and Sections 6.06 and 6.13, including the ADSs in the Escrow Indemnity Account, are referred to collectively as the "Merger Consideration."

        (ii) Each of the Exchange Ratios referred to in Sections 2.06(c), 6.06 and 6.13 (collectively, the "Exchange Ratios") shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock, ADSs or Alcatel Shares), reorganization, recapitalization or other like change with respect to the Company Common Stock, the ADSs or the Alcatel Shares, the record date for which shall occur after the date hereof and prior to the Effective Time. The ADSs and the Alcatel Shares that shall be issuable as the Merger Consideration shall not be entitled to receive any annual dividend for 2001 (the "2001 Dividend") declared at Alcatel's stockholders' meeting that is scheduled to occur in April 2002 and paid thereafter.

        (iii) The aggregate number of ADSs and Alcatel Shares issuable or reserved for issuance that comprise the Merger Consideration (including those fractional shares which shall be paid in cash pursuant to Section 2.08(e)), shall be equal to, but not exceed 9,000,000. If, as a result of the application of Sections 2.06(c) and (d) and Sections 6.06 and 6.13, the number of issued and outstanding shares of Company Capital Stock, Options and Warrants as of the Effective Time would cause the Merger Consideration issuable or reserved for issuance to exceed an aggregate of 9,000,000 ADSs and Alcatel Shares, then each of the Exchange Ratios shall be adjusted pro rata, so that the Merger Consideration issued or reserved for issuance shall be equal to, but not exceed an aggregate of 9,000,000 ADSs and Alcatel Shares.

     (f) Convertible Promissory Notes. At or promptly following the Closing, Alcatel shall pay, or cause to be paid, the aggregate amount of principal and interest of the Convertible Promissory Notes outstanding at the Effective Time in ADSs, such payment to be made by the issuance of such number of ADSs as is equal to the result of (x) the aggregate amount of principal and interest of the Convertible Promissory Notes outstanding at the Effective Time divided by (y) the average of the last reported sales prices of the ADSs on the NYSE during the twenty (20) consecutive trading days ending on and including the third trading day prior to the Effective Time.

     SECTION 2.07 Escrow Indemnity Account. At or as soon as practicable after the Effective Time, Alcatel shall, upon receipt of a notice from the Trustee in the form attached to the Trust Agreement (the "Trust Notice"), deliver to the escrow agent (the "Escrow Agent"), under the escrow agreement dated the Closing Date, substantially in the form of Exhibit E hereto (the "Escrow Agreement"), in accordance with the Company Stockholders' respective Pro Rata Interests, an American depositary receipt for 1,000,000 ADSs (the "Escrow Shares"), to be held in an escrow account (the "Escrow Indemnity Account"), in accordance with the terms of the Escrow Agreement. 900,000 ADSs of the Escrow Shares in the Escrow Indemnity Account will be used to satisfy claims for (i) Losses made by the Alcatel Indemnitees pursuant and subject to Article VIII hereof and Section 6 of the Stockholder Agreements and (ii) by the Stockholders' Representative pursuant and subject to Section 10.16 hereof but only for such number of ADSs as is equal to $250,000. 100,000 ADSs of the Escrow Shares in the Escrow Indemnity Account will be used to pay for expenses of the Company in excess of the amount set forth in Annex 2.07 pursuant and subject to the terms of Section 6.10 hereof.

     SECTION 2.08 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Capital Stock for ADSs pursuant to the Merger are as follows:

     (a) Exchange Agent. At or promptly following the Effective Time, Alcatel shall, upon receipt of the Trust Notice, deposit with The Bank of New York (the "Exchange Agent"), for the benefit of the Company Stockholders, for exchange in accordance with this Section 2.08, through the Exchange Agent, (i) ADSs issuable pursuant to Section 2.06(c) (and not Section 2.06(d)) less the number of ADSs deposited pursuant to the Escrow Agreement as provided in Section 2.07, in exchange for outstanding shares of Company Capital Stock, (ii) cash in an amount sufficient to make payments required pursuant to Section 2.08(e), and (iii) any dividends or distributions to which Company Stockholders may be entitled pursuant to Section 2.08(c) (the ADSs described in clause (i), together with any cash in lieu of fractional shares as provided in Section 2.08(e) and dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time and in any event no later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record (as of the Effective
Time) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (each, a "Certificate" and collectively, the "Certificates") whose shares were converted pursuant to Section 2.06(c) into the right to receive ADSs (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Alcatel may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for American depositary receipts representing ADSs (plus cash in lieu of fractional shares, if any, of ADSs as provided in Section 2.08(e) and any dividends or distributions as provided in Section 2.08(c)). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by [the Surviving Corporation], together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor an American depositary receipt representing that number of whole ADSs into which the shares of Company Capital Stock held by such holder were converted pursuant to Section 2.06(c) (subject to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement) plus cash in lieu of fractional shares pursuant to Section 2.08(e) and any dividends or distributions pursuant to Section 2.08(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, an American depositary receipt representing whole ADSs issued in exchange therefor pursuant to Section 2.06(c) (subject to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement) plus cash in lieu of fractional shares pursuant to Section 2.08(e) and any dividends or distributions pursuant to
Section 2.08(c) may be issued and paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.08(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender an American depositary receipt representing ADSs as contemplated in Section 2.06(c) (subject to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement) plus cash in lieu of fractional shares pursuant to Section 2.08(e) and any dividends or distributions pursuant to
Section 2.08(c), as contemplated by this Section 2.08.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to ADSs with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the ADSs represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable Law, following surrender of any such Certificate, there shall be issued and paid to the record holder of the Certificate, (i) American depositary receipts representing whole ADSs issued in exchange therefor (subject to such Company Stockholder's

Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement), (ii) the amount of any cash payable in lieu of a fractional ADS to which such holder is entitled pursuant to Section 2.08(e), without interest and
(iii) the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole ADSs.

     (d) No Further Ownership Rights in Company Capital Stock. All ADSs issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other distributions paid pursuant to Sections 2.08(c) or 2.08(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

     (e) No Fractional Shares. No certificate or scrip representing fractional ADSs shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Alcatel. Notwithstanding any other provision of this Agreement, each holder of shares of Company Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of an ADS (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of an ADS multiplied by the average of the last reported sales prices of the ADSs on the NYSE during the twenty (20) consecutive trading days ending on and including the third trading day prior to the Effective Time.

     (f) Termination of Exchange Fund. Subject to Section 2.08(g), any portion of the Exchange Fund which remains undistributed to the Company Stockholders for 365 days after the Effective Time shall be delivered to Alcatel, upon demand, and any Company Stockholder who has not previously complied with this Section
2.08 shall thereafter look only to Alcatel, as an unsecured creditor for payment of its claim for ADSs (subject, in the case of each Company Stockholder, to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement), any cash in lieu of fractional shares and any dividends or distributions with respect thereto.

     (g) No Liability. To the extent permitted by applicable Law, none of Alcatel, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Capital Stock or ADSs, as the case may be, for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Withholding Rights. Each of Alcatel and the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Capital Stock in respect of which such deduction and withholding was made.

     (i) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 2.06(c) (subject to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement); provided, however, that the Surviving Corporation may, in its sole discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

     SECTION 2.09 Restricted Stock. If any shares of Company Capital Stock that are outstanding immediately prior to the Effective Time are not vested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by the Company upon any termination of the stockholder's employment, directorship or other relationship with the Company (and/or any affiliate of the Company) under the terms of any restricted stock agreement or other agreement with, or plan of, the Company ("Company Restricted Stock"), then the ADSs issued upon the conversion of such shares of Company Restricted Stock in the Merger will (subject to any mandatory acceleration of vesting as a result of the Merger provided in such restricted stock or other agreement with, or plan of, the Company that is in effect on the date hereof) continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, except that the shares purchasable pursuant to such options, risks of forfeiture or conditions and the purchase price payable per share shall be adjusted to reflect the applicable Exchange Ratio. American depositary receipts representing such ADSs issued for Company Restricted Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions; provided, however that American depositary receipts evidencing ADSs issued for shares of Company Capital Stock that are not Company Restricted Stock shall be issued without a legend, unless such legend is otherwise required by law or to note other restrictions. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock agreement or other agreement. A listing of the holders of Company Restricted Stock, together with the number of shares and the vesting schedule of Company Restricted Stock held by each (after giving effect to any mandatory acceleration of vesting as a result of the Merger provided in such restricted stock or other agreement with, or plan of, the Company that is in effect on the date hereof), is set forth in Section 2.09 of the Company Disclosure Schedule (as defined below).

     SECTION 2.10 Dissenting Shares. Notwithstanding Section 2.06(c), Company Capital Stock outstanding immediately prior to the Effective Time and held by a Company Stockholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the applicable portion of the Merger Consideration, unless such Company Stockholder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time, any such Company Stockholder fails to perfect or withdraws or loses its right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such Company Stockholder is entitled, without interest thereon. The Company shall give Alcatel prompt notice of any demands received by the Company for appraisal of Company Capital Stock, and, prior to the Effective Time, Alcatel shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Alcatel, make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 2.11 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     SECTION 2.12 Transfer Taxes. Alcatel shall pay French capital duty, stamp duty, issuance and capital taxes assessed (including, but not limited to, any French registration tax (droits d'enregistrement)) upon or with respect to the issuance of ADSs and the Alcatel Shares in accordance with Section 2.06, upon the deposit of ADSs into the Escrow Indemnity Account in accordance with Section
2.07 and the release to any person of such ADSs pursuant to the terms of the Escrow Agreement, upon the issuance of Alcatel Shares upon the exercise of Options pursuant to Section 6.06 and upon the issuance of ADSs upon the exercise of Warrants pursuant to Section 6.13.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Alcatel and Merger Sub that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to Alcatel concurrent herewith (the "Company Disclosure Schedule"), whether or not a reference to the Company Disclosure Schedule appears in the representation or warranty. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is specifically indicated in such paragraph.

     SECTION 3.01 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have, individually or in the aggregate, a Company Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 3.01 of the Company Disclosure Schedule. Other than the Company's subsidiaries listed in Section 3.01 of the Company Disclosure Schedule, neither the Company nor its subsidiaries owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated.

     SECTION 3.02 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Alcatel a complete and correct copy of its Certificate of Incorporation (as amended and restated, the "Company Certificate of Incorporation") and By-Laws (the "Company By-Laws"), and a complete and correct copy of the equivalent organizational documents of each of the Company's subsidiaries, each as amended to date. Such Company Certificate of Incorporation and Company By-Laws, and such equivalent organizational documents of each of the Company's subsidiaries, are in full force and effect. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or Company By-Laws and none of the Company's subsidiaries is in violation of any of the provisions of its equivalent organizational documents.

     SECTION 3.03 Capitalization.

     (a) The authorized capital stock of the Company consists of 96,500,000 shares of Company Common Stock and 55,955,270 shares of Company Preferred Stock, par value $0.01 per share, of which 6,499,998 shares are designated as Series A Preferred, 22,944,015 shares are designated as Series B Preferred, 16,186,257 shares are designated as Series C Preferred, 8,775,000 shares are designated as Series D Preferred and 1,550,000 shares are designated as Series D-1 Preferred. As of the date hereof, (i) 19,022,598 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 12,547,500 shares of Company Common Stock are reserved for issuance pursuant to outstanding Options granted under the Company Option Plan,
(iv) 1,279,902 shares of Company Common Stock are reserved for issuance pursuant to future grants of options or restricted stock under the Company Option Plan,
(v) 3,530,540 shares of Company Common Stock are Company Restricted Stock; (vi) 6,499,998 shares of Series A Preferred are issued and outstanding, (vii) 22,655,263.5 shares of Series B Preferred are issued and outstanding, (viii) 16,186,257 shares of Series C Preferred are issued and outstanding, (ix) 7,770,498 shares of Series D Preferred are issued and outstanding, (x) 487,452 shares of Series D-1 Preferred are issued and outstanding, (xi) no shares of Company Preferred Stock are held in the treasury of the Company, (xii) 288,751.5 shares of Series B Preferred are reserved for issuance pursuant to outstanding Warrants, (xiii) 20,097.05 shares of Series D Preferred are reserved for issuance pursuant to outstanding Warrants, (xiv) 193,482 shares of Series D-1 Preferred are reserved for issuance pursuant to that certain Note Purchase Agreement dated October 18, 2001 between the Company and the purchasers stated therein, (xv) 6,499,998 shares of Company Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series A Preferred, (xvi) 22,655,263.5 shares of Company Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series B Preferred, (xvii) 16,186,257 shares of Company

Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series C Preferred, (xviii) 7,928,084.7 shares of Company Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series D Preferred, (xix) 2,057,107.9 shares of Company Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series D-1 Preferred, (xx) 288,751.5 shares of Company Common Stock are reserved for issuance upon conversion of Series B Preferred issuable upon exercise of outstanding Warrants and (xxi) 20,504.6 shares of Company Common Stock are reserved for issuance upon conversion of Series D Preferred issuable upon exercise of outstanding Warrants. As of the date hereof, there are no other shares of Company Capital Stock issued and outstanding or reserved for future issuance. All of the issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. None of the issued and outstanding shares of Company Capital Stock has been issued in violation of any applicable federal or state Law or any preemptive rights or rights to subscribe for or purchase securities. All shares of Company Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights and, assuming such issuance prior to the Effective Time, will not have been issued in violation of any applicable federal or state Law or any preemptive rights or rights to subscribe for or purchase securities. Except as set forth in this Section 3.03 or Section 3.11 hereof, there are no options, warrants, calls or preemptive rights relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any shares of capital stock of, or any securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of, the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has issued and outstanding any stock appreciation rights, phantom stock, performance based rights (other than provided in certain Option agreements) or similar rights or obligations. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company, any subsidiary or any other entity, other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except for the Stockholder Agreements, agreements with employees or consultants evidencing Options or Company Restricted Stock, the Investor Rights Agreement and the Voting Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any Company Capital Stock to which the Company or, to the knowledge of the Company, any other person is a party or by which the Company or any such other person is bound. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, and all such shares are owned of record and beneficially by the Company or another subsidiary free and clear of any and all Encumbrances.

     (b) Section 3.03(b) of the Company Disclosure Schedule lists (i) all holders of Company Capital Stock as of the date hereof, as well as the number, class and series of shares of Company Capital Stock held by each such holder, and (ii) all holders of Warrants as of the date hereof, as well as the number, class and series of shares of Company Capital Stock subject thereto, the date upon which each such Warrant is exercisable and the exercise price per share of each such Warrant.

     (c) Except as set forth in Section 3.03(c) of the Company Disclosure Schedule, the Company has never declared, nor is there accrued, any cash dividend or other distribution with respect to any Company Capital Stock. (d) Upon payment of the Merger Consideration as provided for in this Agreement, the stockholders, optionholders and warrantholders of the Company will have no further right or claim against the Company, Alcatel, Merger Sub or the Surviving Corporation or any of their respective directors, officers, employees, agents or advisors, for any amount owing to such stockholders, optionholders and warrantholders (i) in their capacity as stockholders, optionholders and warrantholders of the Company or, after the Effective Time, as stockholders of Alcatel (with respect to events that occur on or prior to the Effective Time),
(ii) pursuant to the Company Certificate of Incorporation or Company By-Laws or Delaware Law or (iii) relating to or in connection with this Agreement, the Merger or the other transactions contemplated hereby.

     (e) Attached hereto as Exhibit F is a true and complete copy, certified by the Company's secretary, of the minutes of a meeting of the Company Board unanimously approving the grant of Options to purchase 5,200,000 shares of the Company Common Stock on January 15, 2002, and of the written consent of the holders of Company Capital Stock approving the increase in the number of shares of Company Common Stock subject to the Company Option Plan, which consents are in full force and effect and unmodified.

     SECTION 3.04 Authority Relative to This Agreement.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements (to which the Company is a party), Non-Compete Agreements and the Key Employee Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (other than the approval and adoption of this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby by the stockholders of the Company in accordance with Delaware Law and the Company Certificate of Incorporation (the "Company Stockholders' Proposal")). The execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the Ancillary Agreements or to consummate the transactions so contemplated other than the Company Stockholders' Proposal. This Agreement has been, and the Ancillary Agreements will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each of the other parties hereto and thereto, constitutes, or, in the case of the Ancillary Agreements, will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general application affecting the enforcement of creditors' rights generally now or hereafter in effect and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     (b) The members of the Company Board present at the time that the vote was taken (i) have unanimously declared that this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby are advisable and in the best interests of the stockholders of the Company, (ii) have unanimously authorized, approved and adopted this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated hereby and thereby and (iii) have recommended that the stockholders of the Company authorize, approve and adopt this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby.

     SECTION 3.05 No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement and the Ancillary Agreements by the Company do not, and the performance of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Company Certificate of Incorporation or Company By-Laws or the equivalent organizational documents of any of the Company's subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its subsidiaries or by which any of its or any of its subsidiaries' properties or operations is bound or affected, (iii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of its or any of its subsidiaries' properties, is bound or affected except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults, impairments or alterations that would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially and adversely affect the Company's ability to consummate the transactions contemplated by this Agreement.

     (b) The execution and delivery of this Agreement and the Ancillary Agreements by the Company do not, and the performance of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not, require any waiver, consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party, except (i) for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) for the filing of the Certificate of Merger as required by Delaware Law, and (iii) such waivers, consents, approvals, authorizations, permits, filings or notifications as may be required under the laws of any foreign country and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or would not otherwise reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.06 Compliance, Permits.

     (a) Each of the Company and its subsidiaries, and each of its and its subsidiaries' properties and operations, are and have since inception been in compliance with all foreign, federal, state and local statutes, laws, rules, regulations, ordinances, orders, judgments, decrees and other authorizations and approvals of Governmental Entities (collectively, "Laws"), applicable to the Company or any of its subsidiaries or by which any of its or any of its subsidiaries' properties or operations is bound or affected, except for such failures to comply that have not had and would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or other communication (whether written or oral) from any Governmental Entity regarding any actual, alleged, possible or potential violation of, or any failure to comply with, any Law.

     (b) Each of the Company and its subsidiaries possesses all permits, licenses, consents, franchises, orders, approvals, certifications, registrations and authorizations from Governmental Entities necessary to enable it to continue to own, lease, operate and use its assets and properties and conduct its business as presently conducted (collectively, the "Company Permits"), except for such Company Permits the absence of which have not had and would not have, individually or in the aggregate, a Company Material Adverse Effect. All of the Company Permits are valid and in full force and effect, and the Company has no reason to believe that any Governmental Entity will revoke, cancel, rescind, refuse to renew in the ordinary course or modify any of the Company Permits, nor is any proceeding pending for any such purpose. Each of the Company and its subsidiaries is in compliance in all material respects with the terms of the Company Permits and with all material requirements, standards and procedures of the Governmental Entities which issued them, and with any limitation or, to the knowledge of the Company, proposed limitation on any Company Permit.

     SECTION 3.07 Financial Statements. Attached as Section 3.07 of the Company Disclosure Schedule are (i) the unaudited consolidated balance sheet of the Company as of December 31, 2001 and the related consolidated statements of income and cash flows for the year then ended (the "Interim Financial Statements"), certified by the principal financial and accounting officer of the Company as being in accordance with United States GAAP, subject to normal and recurring year-end adjustments which are not expected to be material in amount and that such Interim Financial Statements may not contain all notes required by United States GAAP, and (ii) the audited consolidated balance sheets of the Company as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income and cash flows for the years then ended, accompanied by the report of the Company's independent public accountants thereon (the "Audited Financial Statements" and, together with the Interim Financial Statements, the "Financial Statements"). Each of the Financial Statements (including, in each case, the related notes thereto) was prepared in accordance with the books and records of the Company and its subsidiaries and in accordance with United States GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto), and each fairly presents the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated consistent with the books and records of the Company, except that the Interim Financial Statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount and such Interim Financial Statements may not contain all notes required by United States GAAP.

     SECTION 3.08 Absence of Certain Changes or Events. Since December 31, 2001, each of the Company and its subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not been: (i) any Company Material Adverse Effect; (ii) any damage to, destruction or loss of any material assets of the Company or any of its subsidiaries (whether or not covered by insurance); (iii) any revaluation by the Company or any of its subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, other than in the ordinary course of business; (iv) any transaction, commitment, contract or agreement entered into by the Company or any of its subsidiaries, or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in any case having a value of or involving aggregate payments or value in excess of $100,000 other than in the ordinary course of business; (v) any material adverse change in any customer, supplier, licensee or licensor relationship, including any cancellation, termination or adverse modification or threatened cancellation, termination or adverse modification of any such relationship; or (vi) any action that, if it had been in effect, would have been prohibited by Section 6.01.

     SECTION 3.09 No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) whether or not required to be disclosed in financial statements, including the notes thereto, prepared in accordance with United States GAAP which are, individually or in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries, taken as a whole, except liabilities (i) provided for in the Company's unaudited consolidated balance sheet included in the Interim Financial Statements (the "Company Balance Sheet"), (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice and which are not material in amount or would be reasonably expected to have a Company Material Adverse Effect or (iii) incurred in connection with this Agreement. The Company knows of no basis for the assertion against the Company or any of its subsidiaries of any other liability or loss contingency for which a reserve is required to be disclosed in the Financial Statements in accordance with United States GAAP that is not disclosed.

     SECTION 3.10 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, or, to the knowledge of the Company, any officers, directors or employees of the Company or any of its subsidiaries in their capacity as such, before any arbitrator or arbitral forum or tribunal or Governmental Entity that have had or are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or that seek to prevent or challenge, or seek damages in connection with, the transactions contemplated by this Agreement or otherwise arising out of or in any way related to this Agreement or any of the transactions contemplated hereby. None of the Company, any of its subsidiaries, any of its or its subsidiaries' properties or, to the knowledge of the Company, any of the Company's or its subsidiaries' officers, directors or employees in their capacity as such is subject or party to any judgment, order, decree or other direction of, or stipulation with, any Governmental Entity.

     SECTION 3.11 Employee Benefit Plans; Employment Agreements.

     (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, post-retirement, health, life, stock option, stock purchase, restricted stock, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, noncompetition and other plans, agreements, policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) (1) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate") on behalf of any employee, officer, director, consultant or stockholder of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries or (2) with respect to which the Company or any ERISA Affiliate has or has had any obligation on behalf of any such employee, officer, director, consultant, stockholder or beneficiary (each a "Company Plan" and, collectively, the "Company Plans"). True and complete copies of each of the Company Plans and related documents have been made available or delivered to Alcatel.

     (b) None of the Company (including any subsidiary thereof), any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code,
Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA.

     (c) With respect to each of the Company Plans: (1) each Company Plan intended to qualify under Section 401(a) of the Code is qualified and has received a determination letter from the United States Internal Revenue Service (the "IRS") to the effect that the Company Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred or, to the knowledge of the Company, is expected to occur through the date of the Effective Time that caused or is reasonably expected to cause the loss of such qualification or exemption or the imposition of any material penalty or material tax liability; (2) all payments required by the Company Plan, any collective bargaining agreement or other agreement, or by law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been made or provided for by the Company as applicable, in accordance with the provisions of each of the Company Plans, applicable law and United States GAAP; (3) no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted or, to the knowledge of the Company, is anticipated against any of the Company Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company (including any subsidiary thereof), any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the Company Plans; (4) the Company Plan complies and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code; (5) no non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Company Plan; (6) no Company Plan is under, and the Company has not received any notice of, an audit or investigation by the IRS, U.S. Department of Labor or any other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any tax or penalty; (7) with respect to each Company Plan that is funded mostly or partially through an insurance policy, neither the Company (including any subsidiary thereof) nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Effective Time.

     (d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement alone, or in combination with a termination of any employee, director or stockholder of the Company or any of its subsidiaries (whether current, former or retired), will not give rise to any liability under any Company Plan, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or stockholder of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries. As of the Closing, no amounts payable under any Company Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Neither the Company (including any subsidiary thereof) nor any ERISA Affiliate maintains, contributes to or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee. None of the Company (including any subsidiary thereof), any ERISA Affiliate, any officer or to the knowledge of the Company, employee thereof has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change in any material way any existing Company Plan. No event, condition or circumstance exists that could reasonably be expected to result in a material increase of the benefits provided under any Company Plan or the expense of maintaining any Company Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Effective Time. Neither the Company (including any subsidiary thereof) nor any ERISA Affiliate has any unfunded liabilities pursuant to any Company Plan that is not intended to be qualified under Section 401(a) of the Code and is an employee pension benefit plan within the meaning of
Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan. No event, condition or circumstance exists that would prevent the amendment or termination of any Company Plan (excluding for this purpose any agreements with individual employees disclosed in Section 3.11(d) of the Company Disclosure Schedule). Any individual who performs services for the Company or any of its subsidiaries and who is not treated as an employee for federal income tax purposes by the

Company or any of its subsidiaries is not an employee under applicable Law or for any purpose including, without limitation, for tax withholding purposes or Company Plan purposes.

     (e) Section 3.11(e) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer, director or consultant of the Company or any of its subsidiaries who holds an Option as of the date hereof, together with the number of shares of Company Common Stock subject to such Option, the date of grant of such Option, the exercise price of such Option, the expiration date of such Option, the vesting schedule for such Option and whether or not such Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code. Section 3.11(e) of the Company Disclosure Schedule also sets forth the total number of outstanding Options.

     SECTION 3.12 Employees; Labor Matters.

     (a) No employee or former employee of the Company or any of its subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and accrued vacation).

     (b) There are no labor disputes, including, without limitation, charges of unfair labor practices within the meaning of the National Labor Relations Act, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries by any of its employees. Neither the Company nor any of its subsidiaries has or is knowingly engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any of its subsidiaries is presently a party to, or is bound by, any collective bargaining agreement or union contract with respect to any persons employed by the Company or any of its subsidiaries, and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. To the knowledge of the Company, no organizing activities are presently being made or are threatened by or on behalf of any labor union with respect to any employees of the Company or any of its subsidiaries. The Company has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries, and there have been no such strikes, slowdowns, work stoppages or lockouts within the past three years. Each of the Company and its subsidiaries is in material compliance with all applicable Laws, relating to employment and employment practices, workers' compensation, terms and conditions of employment, worker safety, wages and hours and the Worker Adjustment and Retraining Notification Act. There has been no harassment, discrimination, retaliatory act or similar claim against any officer, director or employee of the Company or any of its subsidiaries at any time during the past three years.

     SECTION 3.13 Restrictions on Business Activities. Other than this Agreement, there is no non-competition or similar agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have (after giving effect to the consummation of the Merger) the effect of prohibiting or impairing in any material respect any business operations of the Company or any of its subsidiaries as currently conducted. Neither the Company nor any subsidiary has entered into any agreement under which it is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers of any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.

     SECTION 3.14 Taxes.

     (a) Each of the Company and its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is a member, has timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them (taking into account applicable extensions), and have timely paid and discharged all material Taxes shown therein to be due or otherwise required to be paid, except Taxes with respect to which the Company is maintaining reserves in accordance with United States GAAP in its financial statements that are adequate for their payment. All federal income Tax Returns and all other Tax Returns filed by each of the Company and its subsidiaries with respect to Taxes were true and correct in all material respects as of the date on which they were filed or as subsequently amended to the date hereof. Each of the Company and its subsidiaries has disclosed to the relevant taxing authority any position taken where the failure to make such disclosure would enable the taxing authority to subject such person to any material penalties or additions to Tax. As of the date hereof, neither the IRS nor any other taxing authority or agency is now asserting or, to the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for material additional Taxes. As of the date hereof, there are no requests for information from the IRS or any other taxing authority or agency currently outstanding. As of the date hereof, there are no pending audits of the Company or any of its subsidiaries by any taxing authority nor, to the Company's knowledge, are any proceedings (whether administrative or judicial) currently being conducted with respect to any issues relating to Taxes. No material Tax claim has become a lien on any assets of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is required to include in income
(i) any material items in respect of any change in accounting methods or (ii) any gain with respect to installment sales.

     (b) (i) Neither the Company nor any of its subsidiaries has any liability for any accumulated earnings tax or personal holding company tax; (ii) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereby; (iii) as of the date hereof, there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to the Company or any of its subsidiaries which remain in effect; (iv) there are no Tax rulings, closing agreements or changes of accounting method relating to the Company or any of its subsidiaries which would materially affect its or any of their liability for Taxes for any period after the Effective Time; (v) all federal and all material state and local income Tax Returns of each of the Company and its subsidiaries with respect to taxable periods through the year ended December 31, 1995 have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations has expired; (vi) no material property of the Company or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (vii) neither the Company nor any of its subsidiaries is a party to any material lease made pursuant to Section 168(f) of the Code; (viii) neither the Company nor any of its subsidiaries has any liability under Treasury Regulation ss. 1.1502-6 or any similar state, local or foreign provision; and (ix) the Company has not filed a consent pursuant to Section 341(f) of the Code.

     (c) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any material matter relating to Taxes which is currently in force.

     (d) Neither the Company nor any of its subsidiaries is a party to any agreement (written or oral) providing for the allocation or sharing of, or indemnification from, Taxes with any party other than the Company and/or one or more of its subsidiaries.

     (e) Each of the Company and its subsidiaries has withheld from each payment made to any of its past or present employees, officers or directors, or any other person, the amount of all material Taxes and other material deductions required to be withheld therefrom and paid the same to the proper Tax or other receiving officers within the time required by law.

     (f) The Company is not, nor was it any time during the five-year period ending on the date on which the Effective Time occurs, a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     SECTION 3.15 Environmental Matters.

     Except as set forth in Section 3.15 of the Company Disclosure Schedule:

     (a) All of the current and past operations of the Company and each of its subsidiaries and their respective assets, businesses and real property, including any operations at or from any real property presently, or formerly used, leased, occupied, managed or operated by the Company or any of its subsidiaries (collectively, the "Company Real Property"), comply and have at all times complied with all applicable Environmental Laws. Except with respect to such noncompliance as would not give rise to a Company Material Adverse Effect, neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, any other person has engaged in, authorized, allowed or suffered any operations or activities upon any of the Company Real Property in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Substances at, on, under or from the Company Real Property, except in compliance with all applicable Environmental Laws.

     (b) None of the Company Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq., or any similar inventory of sites requiring investigation, monitoring or remediation maintained by any state or locality. Neither the Company nor any of its subsidiaries has received any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened Environmental Liabilities.

     (c) Each of the Company and its subsidiaries has all the Company Permits necessary for the conduct of its business and for the operations on, in or at the Company Real Property which are required under applicable Environmental Laws (the "Company Environmental Permits"). Except with respect to such noncompliance as would not give rise to a Company Material Adverse Effect, each of the Company and its subsidiaries is in full compliance with the terms and conditions of all such Company Environmental Permits and, to the knowledge of the Company, no reason exists why the Company and each of its subsidiaries would not be capable of continued operation of their businesses as currently conducted, in full compliance with the Company Environmental Permits and the applicable Environmental Laws.

     (d) Neither the Company nor any of its subsidiaries has contractually assumed or succeeded to, or to the knowledge of the Company, by operation of law, including the Environmental Laws and common law, has assumed or succeeded to any Environmental Liabilities of any predecessors of the Company, any of its subsidiaries or any other person.

     (e) There are no underground storage tanks, asbestos or asbestos containing materials, polychlorinated biphenyls, urea formaldehyde or other Hazardous Substances (other than those Hazardous Substances maintained in small quantities for use in the ordinary course of the business of each of the Company and its subsidiaries, which Hazardous Substances are stored and maintained in full compliance with all applicable Environmental Laws) in, on, over, under or at the Company Real Property.

     (f) To the knowledge of the Company, there are no conditions existing at the Company Real Property or with respect to the Company's or any of its subsidiaries' businesses that require, or which with the giving of notice or the passage of time or both would reasonably likely require, remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws.

     (g) The Company has provided to Alcatel all material environmental reports, assessments, audits, studies, investigations, data, Company Environmental Permits, ISRA related documents, and other written environmental information in its custody, possession or control concerning the business of each of the Company and its subsidiaries and the Company Real Property.

     (h) None of the items set forth in Section 3.15 of the Company Disclosure Schedule has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.16 Brokers. No broker, finder or investment banker (other than Stephen Cheheyl, CIBC World Markets Corp. and Morgan Stanley Dean Witter) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Alcatel a complete and correct copy of all agreements between the Company and Stephen Cheheyl, CIBC World Markets Corp. and Morgan Stanley Dean Witter pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

     SECTION 3.17 Intellectual Property.

     (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications (including provisional applications), patent disclosures and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trademark applications (including intent to use filings), trade names and service marks (whether or not registered), trade dress, logos, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs, "mask works" (as defined under 17 U.S.C. ss. 901), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials ("Intellectual Property") that are or have been used in (including in the development of) the Company's or any of its subsidiaries' businesses and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or any of its subsidiaries or (ii) currently under development for possible future manufacturing, publication, marketing or other use by the Company or any of its subsidiaries are hereinafter referred to as the "Company Intellectual Property."

     (b) Section 3.17(b) of the Company Disclosure Schedule contains a true and complete list of each of the Company's and its subsidiaries' patents and patent applications, mask works, registered trademarks and trademark applications, trade names, registered service marks and service mark applications, Internet domain names and Internet domain name applications, and registered copyrights and copyright applications, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within 12 months after the date hereof, which are accurate and complete. All of the Company's and its subsidiaries' patents, patent applications, registered trademarks, trademark applications and registered copyrights are in good standing and all of the fees and filings due with respect thereto have been duly made.

     (c) The Company Intellectual Property contains only those items and rights which are: (i) owned by the Company or any of its subsidiaries; (ii) in the public domain; or (iii) rightfully used by the Company or any of its subsidiaries pursuant to a valid and enforceable license or other similar agreement (the "Company Licensed Intellectual Property"). Each of the Company and its subsidiaries has all rights in currently existing Company Intellectual Property owned by the Company and, to the Company's knowledge, in currently existing Company Licensed Intellectual Property, necessary to carry out its current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell Company Intellectual Property.

     (d) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered for use, licensing or sale by the Company or any of its subsidiaries does not, directly or indirectly, infringe on any rights in any Intellectual Property or other proprietary right of any person, anywhere in the world. Other than with respect to Company Licensed Intellectual Property, as to which the Company has no knowledge of any claims described in clause (i) and (ii) herein, no claims (i) challenging the validity, effectiveness or ownership by the Company or any of its subsidiaries of any Company Intellectual Property or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used by the Company or any of its subsidiaries or their respective agents or use by their respective customers directly or indirectly infringes any Intellectual Property or other proprietary right of any person, have been asserted or, to the knowledge of the Company, are threatened by any person. All of the rights within Company Intellectual Property (other than patent applications) are enforceable and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee, former employee or contract worker.

     (e) All personnel, including employees, contract workers, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of the Company or any of its subsidiaries have executed proprietary inventions agreements in substantially the forms attached to Section 3.17(e) of the Company Disclosure Schedule and either (i) have been a party to an enforceable "work-for-hire" or similar agreement with the Company or any of its subsidiaries in accordance with applicable Law that has accorded the Company or such subsidiary full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of the Company or any of its subsidiaries as assignee that have conveyed to the Company or such subsidiary effective and exclusive ownership of all Company Intellectual Property thereby arising.

     (f) Neither the Company nor any of its subsidiaries is or, as a result of the execution or delivery of this Agreement, or the performance of the Company's obligations hereunder, will be in material violation of any license, sublicense, agreement or instrument involving Intellectual Property to which the Company or any of its subsidiaries is a party or otherwise bound, nor will the execution or delivery of this Agreement, or the performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of the Company's or any of its subsidiaries' rights in any Company Intellectual Property, which would reasonably be expected to result in a Company Material Adverse Effect.

     (g) The Company and its subsidiaries have taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company or any of its subsidiaries.

     (h) Section 3.17(h) of the Company Disclosure Schedule contains a true and complete list of all of the software programs included in or developed for inclusion in the Company's or any of its subsidiaries' products by the Company or any of its subsidiaries (including all software programs embedded or incorporated in the Company's or any of its subsidiaries' products) (the "Company Software Programs"). Each of the Company and its subsidiaries owns full and unencumbered right and good, valid and marketable title or valid licenses to such Company Software Programs, free and clear of all Encumbrances.

     (i) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in confidence, (ii) have been disclosed by the Company and its subsidiaries only to employees or third parties who are bound by appropriate nondisclosure obligations, and (iii) are not the subject of any escrow or similar agreement or arrangement giving any third party rights in such source code and/or system documentation upon the occurrence of certain events.

     (j) Except as would not otherwise materially impair the Company's or any of its subsidiaries' ability to account for, enforce its rights under, make use of, understand or memorialize the Company Intellectual Property, each of the Company and its subsidiaries has taken all commercially reasonable steps, in accordance with normal industry practice, to preserve and maintain notes and records relating to Company Intellectual Property and to cause the same to be readily understood, identified and available.

     (k) The Company Intellectual Property is free and clear of any and all Encumbrances.

     (l) Neither the Company nor any of its subsidiaries owes any present or future royalties or other payments to third parties in respect of Company Intellectual Property in excess of $10,000.

     (m) Each of the Company and its subsidiaries employs commercially reasonable measures to ensure that the Company Software Programs contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the knowledge of the Company, none of the Company Software Programs contains any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine which causes the software to be erased, inoperable or otherwise incapable of being used, either automatically or upon command by any party.

     (n) Each of the Company and its subsidiaries has implemented commercially reasonable steps for the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. To the Company's knowledge, there has been no breach of security involving any information assets.

     SECTION 3.18 Material Contracts. Section 3.18 of the Company Disclosure Schedule contains a list of each of the following contracts (or, in the case of oral contracts, summaries thereof) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of the Company's or its subsidiaries' assets or properties, is bound or subject (collectively, the "Material Contracts"):

     (a) any agreement or series of related agreements requiring aggregate payments by or to the Company or any of its subsidiaries of more than $100,000;

     (b) any agreement with or for the benefit of any current or former officer or director, holder of any security, employee or consultant of the Company or any of its subsidiaries under which the Company or any of its subsidiaries has any obligations as of the date hereof and which (i) involves an obligation of the Company or any of its subsidiaries to make payments exceeding $50,000 in any year, (iii) contains non-competition provisions imposing restrictions on the Company or a senior executive officer or key employee of the Company, or (ii) involves any severance or termination payments or other similar obligation;

     (c) any agreement with any labor union or association representing any employee of the Company or any of its subsidiaries;

     (d) any agreement for the purchase of any materials, supplies, equipment, merchandise or services that contains an escalation clause or that obligates the Company or any of its subsidiaries to purchase all or substantially all of its requirements of a particular product or service from a supplier or to make periodic minimum purchases of a particular product or service from a supplier, which is not terminable on not more than 30 days notice (without penalty or premium) and which involves future payments by the Company of more than $50,000;

     (e) any agreement for the sale of any of the assets, properties or securities of the Company or any of its subsidiaries other than in the ordinary course of business or for the grant to any person of any option, right of first refusal or preferential or similar right to purchase any such assets, properties or securities;

     (f) any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $50,000;

     (g) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

     (h) any agreement obligating the Company or any of its subsidiaries to deliver future product enhancements other than in the ordinary course of business or containing a "most favored nation" pricing clause;

     (i) any agreement relating to the acquisition by the Company or any of its subsidiaries of any operating business or the capital stock of any other person;

     (j) any agreement requiring the payment to any person of a brokerage or sale commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees or agents in the ordinary course of business or as set forth in Section 3.16 of this Agreement);

     (k) any agreement, note or other document relating to or evidencing outstanding indebtedness of the Company or any of its subsidiaries for borrowed money (including capitalized lease obligations) in excess of $100,000;

     (l) any lease, sublease or other agreement under which the Company or any of its subsidiaries is lessor or lessee of any real property or equipment or other tangible property which involves the future payment by the Company of more than $100,000;

     (m) any agreement with a change of control provision or otherwise requiring any consent, approval, waiver or other action by any person in connection with the Merger (other than the agreements evidencing Options or Company Restricted Stock that provide for mandatory acceleration of vesting as a result of the Merger that are in effect on the date hereof);

     (n) any phantom stock plan or bonus, incentive or similar agreement, arrangement or understanding;

     (o) any agreement involving the assignment, transfer, license (whether as licensee or licensor), pledge or Encumbrance of any Company Intellectual Property outside the ordinary course of business or which involves future payments to or from the Company of more than $100,000;

     (p) any distribution or sales representative agreement or agreement appointing any agent; and

     (q) any other material agreement whether or not made in the ordinary course of business.

     True and complete copies of all Material Contracts (and all amendments, waivers or other modifications thereto) have been furnished or made available to Alcatel. Each Material Contract is valid, subsisting, in full force and effect and binding upon the Company or any of its subsidiaries that is party thereto and, to the knowledge of the Company, the other parties thereto in accordance with its terms. Neither the Company nor any of its subsidiaries is in default (and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or such subsidiary) under any Material Contract, which default would give the other party the right to terminate or modify such Material Contract or would accelerate any obligation or payment by the Company, nor, to the knowledge of the Company, is any other party to any Material Contract in default thereunder (or does any condition exist that, with notice or lapse of time or both, would constitute a default by any such party). None of the Material Contracts is currently being renegotiated, and the validity, effectiveness and continuation of each of the Material Contracts will not be materially adversely affected by the transactions contemplated by this Agreement, except as otherwise listed in Section 3.18(m) of the Company Disclosure Schedule. To the knowledge of the Company, no party to any of the Material Contracts has made, asserted or has any defense, setoff or counterclaim under its Material Contract or has exercised any option granted to it to cancel, terminate or shorten the term of its Material Contract.

     SECTION 3.19 Title to Properties; Absence of Encumbrances. Each of the Company and its subsidiaries has good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal, tangible or intangible), including, without limitation, all properties and assets that are shown on the Financial Statements (except for assets sold in the ordinary course of business since the dates of such Financial Statements), and which represent all such property and assets necessary for the conduct of its businesses as presently conducted, in each case free and clear of any and all Encumbrances, except (i) for those securing Taxes, assessments and other governmental charges or levies not yet due and payable (excluding any imposed pursuant to any of the provisions of ERISA), (ii) as listed in Section 3.19 of the Company Disclosure Schedule, (iii) such imperfections in title, liens and easements as do not materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise materially impair business operations involving such properties, and (iv) Encumbrances securing debt which is reflected in the Financial Statements. All assets, properties and rights relating to each of the Company's and its subsidiaries' businesses are held by, and all agreements, obligations and transactions relating to each of the Company's and its subsidiaries' businesses have been entered into, incurred and conducted by, the Company and its subsidiaries rather than any of their affiliates. The tangible assets of the Company and its subsidiaries, taken as a whole, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purpose for which they are presently used.

     SECTION 3.20 Real and Personal Property. Section 3.20 of the Company Disclosure Schedule contains a complete and correct list of all real property (including buildings and structures) leased or subleased by the Company or any of its subsidiaries and all interests therein (including a brief description of the property and the location). The Company does not and has never owned any real property. All material work required to be done by the Company or any of its subsidiaries as landlord or tenant has been duly performed. No condemnation or other proceeding is pending or, to the knowledge of the Company, threatened which would affect the use of any such property by the Company or any of its subsidiaries. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all real property leases under which it is operating in accordance with the terms of such leases, and all rents and additional rents due to date from each of the Company and its subsidiaries under such leases have been paid in full. Section 3.20 of the Company Disclosure Schedule contains a complete and correct list and brief description of all equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property owned by the Company or any of its subsidiaries with an original cost in excess of $50,000 individually. Except as set forth in Section
3.20 of the Company Disclosure Schedule, none of the Company's or any of its subsidiaries' personal property is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement.

     SECTION 3.21 Transactions with Affiliates; Management Relationships.

     (a) Neither the Company nor any of its subsidiaries has had any direct or indirect dealings with any stockholder of the Company, other than as a board member or pursuant to the Company's financing activities or (except for employment arrangements with its employees) with any Key Employee (as defined below) or, in either case, to the knowledge of the Company, with any of their respective affiliates, associates or relatives. Except for (i) employment arrangements with its employees, (ii) the Company Certificate of Incorporation,
(iii) the Company By-Laws, (iv) applicable Law and (v) the agreements evidencing Options or Company Restricted Stock, neither the Company nor any of its subsidiaries has any obligation to or claim against any stockholder of the Company or any Key Employee or, to the knowledge of the Company, any of their respective affiliates, associates or relatives, and no such person has any obligation to or claim against the Company or any of its subsidiaries. Section
3.21 of the Company Disclosure Schedule describes the nature and extent of any products, services or benefits provided to the Company or any of its subsidiaries by any such person without a corresponding charge equal to the fair market value of such products, services or benefits.

     (b) No executive officer or director of the Company or any of its subsidiaries owns any interest in any property or assets of the Company or any of its subsidiaries (except as a stockholder of the Company) and, to the knowledge of the Company, no executive officer of the Company or any of its subsidiaries owns any interest in (i) any current competitor, customer or supplier of the Company or any of its subsidiaries or (ii) any person which is currently a party to any material contract or agreement with the Company or any of its subsidiaries, other than holdings of less than 1% of a class of a company's publicly traded securities.

     SECTION 3.22 Insurance. Section 3.22 of the Company Disclosure Schedule sets forth a complete and correct list of all insurance policies and bonds currently maintained by or for the benefit of the Company or any of its subsidiaries with respect to its operations or any incident, event or thing arising therefrom or relating thereto, setting forth (i) the name of the carrier, (ii) the name of the policyholder, (iii) the nature and dollar limits of the coverage, (iv) the scheduled expiration date, (v) the premium rate and date through which paid, (vi) the named insureds thereunder and (vii) the extent, if any, to which the limits of liability thereunder have been exhausted. Complete and correct copies of all such insurance policies and bonds have been provided to Alcatel. All such insurance policies and bonds are of the type, cover such risks and in such amounts, and have such deductibles and exclusions, as are customary for persons conducting businesses or owning assets similar to those of the Company and its subsidiaries. All such insurance policies and bonds are in full force and effect and are valid and enforceable in accordance with their terms. There is no outstanding unpaid claim under any such policy or bond. All premiums due and payable on or prior to the date of this Agreement under all such policies and bonds have been paid and each of the Company and its subsidiaries is otherwise in material compliance with the terms of all such policies and bonds. Neither the Company nor any of its subsidiaries has failed to give any notice or present any material claim under any such policy or bond in due and timely fashion. Neither the Company nor any of its subsidiaries has received any notice of termination, cancellation or non-renewal of, or premium increase or coverage limitation or reduction with respect to, any such policies or bonds.

     SECTION 3.23 Books and Records.

     (a) The books of account of each of the Company and its subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices. Each of the Company and its subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and the dispositions of its assets. Each of the Company and its subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States GAAP and
(B) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (b) The minute books of each of the Company and its subsidiaries, which have been provided to Alcatel, contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors of each of the Company and its subsidiaries through the date of this Agreement.

     SECTION 3.24 Accounts Receivable. All accounts receivable of the Company and its subsidiaries, whether reflected in the Company Balance Sheet or otherwise, represent sales actually made in the ordinary course of business and have been reflected properly in their books and records.

     SECTION 3.25 Inventory. All of the inventories of the Company and its subsidiaries consist of a quality and quantity usable and salable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality, all of which items have been written off or written down on the Financial Statements to fair market value or for which adequate reserves have been provided therein. All inventories not written off have been priced at the lower of cost (first in, first out) or market. The quantities of each type of inventory (whether raw materials, work-in-process or finished goods) after writeoffs are not excessive, but are reasonable and warranted in the present circumstances of the Company and its subsidiaries. All finished goods inventory held by the Company or any of its subsidiaries is free of any material defect or other deficiency.

     SECTION 3.26 Customers and Suppliers. Section 3.26 of the Company Disclosure Schedule sets forth (a) the ten largest customers of the Company and its subsidiaries, on the basis of revenues for goods sold or services provided for the most recent fiscal year, and (b) the ten largest suppliers of Company and its subsidiaries, on the basis of cost of goods or services purchased for the most recent fiscal year (collectively, the "Customers and Suppliers"). The Company knows of no plan or intention of any of the Customers or Suppliers to terminate, cancel or otherwise adversely modify its relationship with the Company or any of its subsidiaries or to decrease materially or limit any of its products or services to the Company or any of its subsidiaries or its usage or purchase of any of the services or products of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries offers or uses any current customer incentive programs, whether written or oral and whether or not deemed or considered to be legally enforceable, which involve the payment of rebates or issuance of credits by the Company or any of its subsidiaries or the sharing of marketing expenses by the Company or any of its subsidiaries.

     SECTION 3.27 Employee Conflicts. Except as set forth in Section 3.27 of the Company Disclosure Schedule, to knowledge of the Company, no employee of the Company or any of its subsidiaries is in violation of (or has expressed any intent to violate) any term of any employment contract, inventions disclosure agreement, confidentiality agreement, non-competition agreement or restrictive covenant to or with a former employer relating to the right of any such employee to be employed by the Company or any of its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its subsidiaries or relating to the use of trade secrets or proprietary information of others.

     SECTION 3.28 Certain Business Practices. Neither the Company nor any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

     SECTION 3.29 Tax Matters. None of the Company, any of its subsidiaries or any of their respective affiliates, directors, officers, employees or agents has knowingly taken, or knowingly agreed or knowingly failed to take, any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.30 Affiliate Letters. Section 3.30 of the Company Disclosure Schedule contains a true and complete list of all persons who, as of the date hereof, may be deemed to be affiliates of the Company, excluding all of its subsidiaries but including all directors and executive officers of the Company.

     SECTION 3.31 Vote Required. The holders of the majority of (x) the shares of Company Preferred Stock, voting separately as a single class, and (y) the shares of Company Capital Stock shall be required to approve the Merger (the "Company Stockholders' Vote Condition").

     SECTION 3.32 Warranties and Product Claims.

     (a) Each product manufactured, sold, leased, or delivered in commercial release form by the Company or its subsidiaries either is and has been in conformity with all applicable contractual commitments in all material respects and all express and implied warranties related thereto in all material respects or has been (or is in the process of being) repaired or replaced by the Company, and neither the Company nor any of its subsidiaries has any liability (and, to the knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any of its subsidiaries giving rise to any material liability) for replacement or repair thereof, except as contemplated by applicable contractual commitments and warranties, or other damages in connection therewith that is not fully covered by third-party insurance (with commercially reasonable deductibles). No product manufactured, sold, leased, or delivered by the Company or any of its subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions or contractual modifications set forth in the sale or lease contracts of the Company and its subsidiaries. Complete and correct copies of the standard terms and conditions or contractual modifications set forth in the sale or lease contracts of the Company and its subsidiaries (containing applicable guaranty, warranty, and indemnity provisions) have been delivered to Alcatel.

     (b) Neither the Company nor any of its subsidiaries has any material liability (and, to the knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any material liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any commercial release product manufactured, sold, leased, or delivered by the Company that is not fully covered by third-party insurance (with commercially reasonable deductibles).

     SECTION 3.33 Bank Accounts. Schedule 3.33 of the Company Disclosure Schedule sets forth a complete and correct list of each bank in which the Company or any of its subsidiaries has an account or safe deposit or lockbox, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

     SECTION 3.34 Costs and Expenses. Section 3.34 of the Company Disclosure Schedule contains a good faith estimate of all of the out-of-pocket costs and expenses of the Company incurred or which may be incurred in connection with the negotiation of this Agreement, the Ancillary Agreements, the Key Employee Agreements, the Non-Compete Agreements, and all of the other agreements to be executed and delivered pursuant hereto and thereto, the taking of all actions contemplated hereby and thereby, and the consummation of the Merger, including, without limitation, attorneys' and accountants' fees and fees of any brokers, investment bankers, financial advisors or finders (including, but not limited to, the persons described in Section 3.16).

     SECTION 3.35 Product Development. As of the date hereof, the Company has met, and currently believes that it will meet, all applicable targets with respect to the release of the ON 7000 product as set forth in that certain letter from the President of the Company to Mr. Chris Stark dated the date hereof. The Company's estimates of the cash flow expenditures for the launch of the ON 7000 product set forth in the letter from the President of the Company to Mr. Chris Stark dated the date hereof are reasonable and were made in good faith.

                                   ARTICLE IV.
                                   [RESERVED]


                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF ALCATEL

     Alcatel and Merger Sub represent and warrant to the Company that the statements contained in this Article V are true and correct.

     SECTION 5.01 Organization and Qualification. Each of Alcatel and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted. Each of Alcatel and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have an Alcatel Material Adverse Effect.

     SECTION 5.02 Organizational Documents. Alcatel has heretofore furnished to the Company a complete and correct copy of the organizational documents of each of Alcatel and Merger Sub, each as amended to date. Such organizational documents are in full force and effect. Neither Alcatel nor Merger Sub is in violation of any of the provisions of its organizational documents.

     SECTION 5.03 Issuance of Merger Consideration. The issuance of the ADSs and Alcatel Shares pursuant to the Merger has been duly authorized by all necessary corporate action and, when issued in accordance with the terms of this Agreement, such ADSs and Alcatel Shares will be duly authorized, validly issued, fully paid and non-assessable.

     SECTION 5.04 Authority Relative to this Agreement.

     (a) Each of Alcatel and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements and (subject to the receipt of the consents described in Section 5.05(b) hereof) to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub and the consummation by Alcatel and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Alcatel and Merger Sub, as the case may be, and no other corporate proceedings on the part of Alcatel or Merger Sub are necessary to authorize this Agreement or any of the Ancillary Agreements or to consummate the transactions so contemplated. This Agreement has been, and the Ancillary Agreements will be, duly and validly executed and delivered by Alcatel and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each of the other parties hereto and thereto, constitutes, or, in the case of the Ancillary Agreements, will constitute, legal, valid and binding obligations of Alcatel and Merger Sub, enforceable against Alcatel and Merger Sub in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general application affecting the enforcement of creditors' rights generally now or hereafter in effect and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     (b) The board of directors of Merger Sub (i) has declared that this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby are advisable and in the best interests of its stockholders and (ii) has authorized, approved and adopted this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated hereby and thereby.

     (c) The board of directors of Alcatel has authorized this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby.

     SECTION 5.05 No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub do not, and the performance of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub and the consummation by Alcatel and Merger Sub of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the organizational documents of Alcatel or Merger Sub, (ii) conflict with or violate any Law applicable to Alcatel or Merger Sub or by which any of their respective properties is bound or affected or (iii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Alcatel's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Alcatel or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Alcatel or Merger Sub is a party or by which Alcatel or Merger Sub or any of their respective properties is bound or affected except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults, impairments or alterations that would not prevent or delay consummation of the Merger, or otherwise prevent or delay Alcatel or Merger Sub from performing its obligations under this Agreement.

     (b) The execution and delivery of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub do not, and the performance of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub and the consummation by Alcatel and Merger Sub of the transactions contemplated hereby and thereby will not, require any waiver, consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party, except (i) for applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, any non-United States competition, antitrust or investment laws and the rules and regulations of the NYSE, (ii) for the filing of the Certificate of Merger as required by Delaware Law, (iii) for applicable requirements of French Law and Euronext regulations and for approval of the relevant documentation by the Commission des Operations de Bourse, and
(iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay Alcatel or Merger Sub from performing its obligations under this Agreement.

     SECTION 5.06 SEC Filings; Financial Statements.

     (a) Alcatel has filed all forms, reports and documents required to be filed by it pursuant to the Securities Act or the Exchange Act with the Securities and Exchange Commission (the "SEC") since January 1, 2001 (collectively, the "Alcatel SEC Reports"). The Alcatel SEC Reports (i) were prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Alcatel's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) The consolidated financial statements (including, in each case, the related notes thereto) contained in the Alcatel SEC Reports were prepared in accordance with French GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto), and fairly presents in all material respects the consolidated financial position of Alcatel and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount and such statements do not contain notes required by French GAAP.

     SECTION 5.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Alcatel or Merger Sub.

     SECTION 5.08 Pooling of Interests. Neither Alcatel nor any of its Affiliates has, through the date of this Agreement, knowingly taken or knowingly agreed to take any action which would prevent Alcatel from accounting for the business combination to be effected by the Merger as a pooling of interests under French GAAP.

     SECTION 5.09 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     SECTION 5.10 Tax Matters.

     (a) Not more than fifty percent (50%) of the total voting power and not more than fifty percent (50%) of the total value of all outstanding Alcatel Shares (and any other shares of Alcatel capital stock) will be received in the Merger, in the aggregate, by the Company Stockholders.

     (b) Not more than fifty percent (50%) of the total voting power and not more than fifty percent (50%) of the total value of all outstanding Alcatel Shares (and any other shares of Alcatel capital stock) immediately after the Merger will be owned, in the aggregate and taking into account the attribution and constructive ownership rules of Treasury Regulation section 1.367(a)-3(c)(4), by those persons identified by the Company to the best of its knowledge on Section 5.10 of the Company Disclosure Schedule as United States persons who were either officers or directors of the Company or as United States persons who own stock representing five percent (5%) or more of the total voting power or total value of all outstanding shares of Company Capital Stock immediately prior to the Merger within the meaning of Treasury Regulations section 1.367(a)-3(c)(1)(ii).

     (c) Throughout the entire thirty-six (36) month period immediately before the Effective Time, Alcatel will have been engaged in an active trade or business outside of the United States within the meaning of Treasury Regulations section 1.367(a)-3(c)(3)(i), and Alcatel does not have any intention to substantially dispose of or discontinue such trade or business within the meaning of Treasury Regulations section 1.367(a)-3(c)(3)(i).

     (d) At the Effective Time, the fair market value of Alcatel (taking into account assets acquired outside of the ordinary course of business only to the extent permitted by Treasury Regulation section 1.367(a)-3(c)(3)(iii)) will be at least equal to the fair market value of the Company.

     (e) Alcatel is not a "passive foreign investment company," as defined in
Section 1297 of the Code.

     (f) As of the date hereof and the Effective Time, Alcatel intends to continue Company's historic business or use a significant portion of its historic business assets in a business. For this purpose, Alcatel shall be treated as conducting the business and holding the assets of related entities, as described in Treasury Regulations section 1.368-1(d)(4).

     SECTION 5.11 Record Date. During the period from December 12, 2001 through and including the date of this Agreement, Alcatel has not set a record date for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the ADSs or the Alcatel Shares.

                                   ARTICLE VI.
                                    COVENANTS

     SECTION 6.01 Conduct of Business by the Company. Except as set forth in
Section 6.01 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company covenants and agrees that, unless Alcatel shall otherwise agree in writing and unless otherwise expressly permitted hereunder, the Company and its subsidiaries shall conduct their businesses, and the Company and its subsidiaries shall not take any action except, in the ordinary course of business and in a manner consistent with past practice; and the Company shall use commercially reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as set forth in Section 6.01 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement and the Effective Time, the Company shall not and shall cause its subsidiaries not to, directly or indirectly, do or propose to do any of the following without the prior written consent of Alcatel, unless otherwise expressly permitted hereunder:

     (a) amend or otherwise change the Company Certificate of Incorporation or Company By-Laws or any of the Company's subsidiaries' equivalent organizational documents;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible or exchangeable securities, or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any of its subsidiaries or affiliates (except for the issuance of shares of Company Capital Stock issuable pursuant to the exercise of Options or Warrants, which Options or Warrants are outstanding on the date hereof);

     (c) sell, lease, license, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except (i) in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

     (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of any Options or Company Restricted Stock or authorize cash payments in exchange for any such Options (except for those Options or Company Restricted Stock which are subject to agreements existing on the date hereof which provide for mandatory acceleration of vesting as a result of the Merger);

     (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing, except for amendments contemplated hereby and except for repurchases pursuant to agreements in existence as of the date of this Agreement which provide for mandatory repurchases;

     (f) sell, transfer, license, sublicense or otherwise dispose of, or allow any rights to lapse with respect to, any Company Intellectual Property other than in the ordinary course of business or amend or modify any existing agreements with respect to any Company Intellectual Property or Company Licensed Intellectual Property other than in the ordinary course of business so long as such action does not involve material Company Intellectual Property;

     (g) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or other obligation or liability of any kind (other than indebtedness under existing credit facilities or loan agreements, accounts payable incurred in the ordinary course of business or for liabilities accrued in the Financial Statements), or issue any debt securities (other than debt securities issued under existing credit facilities or loan agreements and in the case of the note purchase agreement pursuant to which the Convertible Promissory Notes are issued, so long as no more than $7,276,750 in aggregate principal amount of Convertible Promissory Notes are outstanding) or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances to any person except to employees in the ordinary course consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize or make any capital expenditures or purchase of fixed assets that, individually exceed $100,000; (v) terminate any Material Contract or amend any of its material terms (other than amendments designed to remedy defaults thereunder); or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 6.01(g);

     (h) except as required by applicable Law or the terms of an agreement existing on the date hereof, increase the compensation, bonus or other benefits payable or to become payable to any of the Company's or its subsidiaries' officers, directors or employees, grant any severance or termination pay or rights to, or enter into any employment or severance agreement with, any of the Company's or its subsidiaries' officers, directors or employees, increase any benefits payable under existing severance or termination pay policies or employment agreements or establish, adopt, enter into or, except as required by law, terminate or amend, any Company Plan;

     (i) take any action, other than as required by United States GAAP, to change accounting policies, principles, methods or practices (including, without limitation, procedures with respect to reserves, revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable);

     (j) make any material Tax election inconsistent with past practice or settle or compromise any material Tax liability, except to the extent the amount of any such settlement or compromise has been reserved for in the Financial Statements;

     (k) (i) commence, pay, discharge, settle or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in compliance with agreements existing on the date hereof or the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice or (ii) waive any material benefits of any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party;

     (l) permit any material increase in the number of employees employed by the Company or any of its subsidiaries on the date hereof;

     (m) terminate or fail to renew any Company Permit that is required for continued operations;

     (n) enter into any collective bargaining agreement or union contract with any labor organization or union;

     (o) amend any of the terms of any of the Non-Compete Agreements or Key Employee Agreements; or

     (p) take any further action in connection with the grant of Options or with the setting of the Exchange Ratios (other than the filing of an amendment to the Company Certificate of Incorporation as provided herein);

     (q) take or fail to take, or agree in writing or otherwise to take or fail to take, any of the actions described in Section 6.01(a) through (p) above, or that would result in any of the conditions to the Merger set forth herein not being satisfied.

     SECTION 6.02 Registration Statement; Company Stockholder Approval.

     (a) As promptly as practicable after the execution of this Agreement, Alcatel and the Company shall prepare, and Alcatel shall file with the SEC, a registration statement on Form F-4 pursuant to which the ADSs to be issued in the Merger and in exchange for the convertible Promissory Notes will be registered with the SEC (including any amendment or supplement thereto, the "Registration Statement"). Alcatel and the Company shall use all commercially reasonable efforts to respond to any comments of the SEC and to cause the Registration Statement to become effective as soon after filing as practicable. Except as required by applicable Law, Alcatel shall use its commercially reasonable efforts not to withdraw the Registration Statement at any time prior to the termination of this Agreement pursuant to Article IX. The Company shall furnish Alcatel with all information concerning the Company, its subsidiaries and the holders of Company Capital Stock and shall take all such other action as Alcatel may reasonably request in connection with the Registration Statement. If at any time prior to the Effective Time, any event or circumstance relating to any of the parties hereto, or any of their respective affiliates, officers or directors, should be discovered by such party which should be set forth in an amendment or supplement to the Registration Statement, such party shall promptly inform the other parties thereof and take appropriate action in respect thereof.

     (b) The Company shall, in accordance with applicable Law and the Company Certificate of Incorporation and Company By-Laws, hold a special meeting of the stockholders of the Company (after having duly called and given notice of such meeting) (the "Company's Stockholders' Meeting"), no later than ten business days following the date on which the Registration Statement is declared effective by the SEC (except to the extent that such time period cannot be met in order to satisfy applicable Law, in which case such actions shall be taken as soon as reasonably practicable to comply with applicable Law) to consider and vote upon the approval and adoption of the Company Stockholders' Proposal, or, if such action may be taken without a Company's Stockholders' Meeting and the Company Board or any committee thereof has not withdrawn, qualified or modified in any manner adverse to Alcatel its approval or recommendation of the Company Stockholders' Proposal (or has not proposed to take such action) secure the written consent of the stockholders of the Company approving and adopting the Company Stockholders' Proposal in accordance with the Company Stockholders' Vote Condition, and, in either case, the Company shall consult with Alcatel in connection therewith. Subject to the provisions of Section 6.03(c), the Company Board shall recommend the approval and adoption of the Company Stockholders' Proposal by the stockholders of the Company and shall include such recommendation in the notice of meeting or in its materials soliciting written consents and in the Company Proxy Material, which shall be subject to the prior approval of Alcatel. Subject to the provisions of Section 6.03(c), the Company shall take all lawful action to solicit from the stockholders of the Company proxies or written consents (in compliance with this Section 6.02(b)) in favor of the approval and adoption of the Company Stockholders' Proposal and to secure the vote, written consent (in compliance with this Section 6.02(b)) or other written action of the stockholders of the Company required by Delaware Law and the Company Certificate of Incorporation and Company By-Laws to approve and adopt the Company Stockholders' Proposal in accordance with the Company Stockholders' Vote Condition.

     (c) [Reserved]

     (d) Each of Alcatel and the Company agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement or the proxy statement and related material to be used in connection with any meeting of stockholders (or consent in lieu of meeting) of the Company (the "Company Proxy Material"), will, (i) with respect to the Registration Statement, at the time the Registration Statement or any post effective amendment thereto becomes effective under the Securities Act, and
(ii) with respect to the Registration Statement and the Company Proxy Material, at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Alcatel covenants that the Registration Statement shall comply in all material respects as to form with the provisions of the Securities Act, and the rules and regulations thereunder. In no event, however, shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement or the Company Proxy Material made in reliance upon, and in conformity with, written information concerning any other party hereto furnished by such other party specifically for use in the Registration Statement or the Company Proxy Material. Each party shall advise the other parties hereto promptly of the happening of any event which makes untrue any statement of a material fact contained in the Registration Statement or the Company

Proxy Material. The parties shall cooperate to promptly prepare and file, if necessary, with the SEC any amendment or supplement to the Registration Statement in order to correct any material misstatement in such documents.

     (e) The Company shall take all actions necessary to comply with Section 262(d) of the Delaware Law; provided, however, if the Company is required to comply with Section 262(d)(2) of the Delaware Law, the Company shall provide the notices required no later than five days after the receipt of the written consent of stockholders of the Company in accordance with Section 228 of the Delaware Law.

     SECTION 6.03 Covenants Covering Competing Transactions for the Company; Related Matters.

     (a) From the date hereof until the earlier of the termination of this Agreement pursuant to Article IX or the Effective Time the Company and its subsidiaries will not, and the Company and its subsidiaries will not, permit or cause any of their respective officers, directors, employees, investment bankers, attorneys, affiliates, accountants or other agents (collectively, the "Company Representatives") to, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate any inquiries or the making of, any offer or proposal which constitutes or is reasonably likely to lead to a Takeover Proposal (as defined below), or (ii) engage in negotiations or discussions with, or provide any non-public information or data concerning the Company to, any person (other than Alcatel or any of its affiliates or representatives) relating to any Takeover Proposal whether made before or after the date of this Agreement; provided, however, that the Company may, in response to an unsolicited bona fide written Takeover Proposal by any person, disclose such non-public information or data or engage in negotiations or discussion with such person, if, prior to taking such actions: (i) the proposal did not result from a breach of this Section 6.03(a), (ii) the Company Board determines in good faith, after consultation with legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary duties under applicable Law, (iii) the Company Board determines in good faith (after consultation with its financial advisor) that such Takeover Proposal is reasonably likely to be or result in a Superior Proposal (as defined below),
(iv) the Company receives from such person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Letter Agreement, dated as of August 3, 2000, between the Company and Alcatel ("Confidentiality Agreement"), (v) the Company has previously notified Alcatel of the Takeover Proposal Interest (as defined below) in accordance with the last sentence of this Section 6.03(a) and (vi) the Company Stockholders' Proposal has not been adopted and approved in satisfaction of the Company Stockholders' Vote Condition. Subject to Section 6.03(c), neither the Company Board nor a committee thereof may (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, its position with respect to the Company Stockholders' Proposal, (ii) approve or recommend, or propose to approve or recommend any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Takeover Proposal. The Company agrees that it will take the necessary steps to promptly inform the Company Representatives of the obligations undertaken in this Section 6.03. From the date hereof until the earlier of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company shall notify Alcatel as promptly as practicable, and in any event not later than the next day, of any inquiries, expressions of interest, requests for information, proposals or offers received by the Company or any of the Company Representatives relating to a Takeover Proposal (a "Takeover Proposal Interest") indicating, in connection with such notice, the name of the person who made such Takeover Proposal Interest and the material terms and conditions of any proposals or offers, and thereafter shall keep Alcatel informed, on a current basis, of any changes in the status and content of any such proposals or offers. The Company and its subsidiaries shall, and the Company shall cause the Company representatives to, immediately cease any and all existing activities, discussions or negotiations conducted heretofore with respect to the Company's equity fundraising efforts, except in connection with the issuance of Convertible Promissory Notes in an amount as limited by Section 6.01 hereof.

     (b) As used in this Agreement, "Takeover Proposal" shall mean (i) any proposal for a merger, share exchange, consolidation or other business combination concerning the Company or any of its subsidiaries, (ii) any proposal or offer to the Company or any of its stockholders to acquire in any manner, directly or indirectly, any part of the assets or more than 10% of any equity securities of the Company or any of its subsidiaries, (iii) any proposal or offer with respect to any recapitalization or restructuring concerning the Company or any of its subsidiaries or (iv) any proposal or offer with respect to any other transaction similar to any of the foregoing relating to the Company or any of its subsidiaries. For purposes of this Agreement, "Superior Proposal" means a Takeover Proposal that involves at least 80% of the Company Capital Stock (or, if such Takeover Proposal involves a transfer of the assets of the Company and its subsidiaries, taken as a whole, at least 80% of the fair market value of such assets) which the Company Board determines in good faith (based on consultation with its financial advisor, taking into account all of the terms and conditions of the Takeover Proposal, including any conditions to consummation) to be more favorable and the value of which exceeds the value of the Merger Consideration (it being agreed that the Merger Consideration shall be valued (A) for the portion that is comprised of ADSs, based on the average closing prices for ADSs on the NYSE and (B) for the portion that is comprised of Alcatel Shares, based on the average closing prices for Alcatel Shares on Euronext, each for the twenty (20) trading days immediately preceding the date on which the Company Board evaluates such Takeover Proposal).

     (c) Neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify or propose to withdraw, qualify or modify, in a manner adverse to Alcatel, its approval or recommendation of the Company Stockholders' Proposal by the Company Board, (ii) approve or recommend, or propose to approve or recommend, a Superior Proposal, or (iii) cause the Company to enter into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Superior Proposal unless (A) an unsolicited, written Superior Proposal has been made and has not been withdrawn, (B) the Company Board has complied with its obligations in Section 6.03(a), (C) the Company Board has concluded in good faith, after consultation with legal counsel, that, in light of such Superior Proposal, the failure of the Company Board to take any of the actions described in Section 6.03(c)(i), (ii) or (iii), is reasonably likely to result in a breach of its fiduciary duties to the Company's stockholders under applicable Law, (iv) the Company Stockholders' Meeting has not occurred, and (v) the Company Board provides Alcatel with at least five business days' prior notice of its proposal to take any of the actions described in Section 6.03(c)(i), (ii) or (iii) during which time Alcatel may make, and in such event the Company shall consider, a counterproposal to such Superior Proposal, and the Company shall and shall cause its legal and financial advisors to, negotiate with Alcatel with respect to the terms and conditions of any such counterproposal. Neither the Company Board's ability to take any of the actions described in Section 6.03(c)(i), (ii) or (iii) nor the commencement, disclosure, announcement or submission to it of a Takeover Proposal shall relieve the Company of its obligation to duly call, give notice of, convene and hold a Company's Stockholders' Meeting to consider and vote upon the approval and adoption of the Company Stockholders' Proposal, pursuant to Section 6.02(b).

     SECTION 6.04 Access to Information; Confidentiality.

     (a) Upon reasonable notice, the Company shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Alcatel reasonable access, during the period from the date hereof and until the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, the Company shall (and shall cause its subsidiaries to) furnish promptly to Alcatel all information concerning its business, properties and personnel as Alcatel may reasonably request, and shall make available to Alcatel the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as Alcatel may reasonably request. Notwithstanding the foregoing, no such review, inquiry or investigation shall affect any representations or warranties of the Company contained herein or in any Ancillary Agreement or the conditions to the obligations of Alcatel and Merger Sub.

     (b) The parties acknowledge that Alcatel and the Company have previously executed the Confidentiality Agreement which will continue in full force and effect in accordance with its terms.

     SECTION 6.05 Consents, Approvals; Taking of Necessary Action.

     (a) Subject to the terms hereof, the Company and Alcatel shall each use its commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable including, without limitation, the transfer, assignment or securing of reissuance of any Company Environmental Permits and the provision of any required notice, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or Alcatel or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement, the Ancillary Agreements and the consummation of the Merger and transactions contemplated hereby and thereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable U.S. federal or state or foreign securities Laws, (B) the HSR Act and any related governmental request thereunder, (C) NYSE and Euronext regulations, (D) the regulations of the Commission des Operations de Bourse and (E) any other applicable Law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and Alcatel shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Alcatel shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Registration Statement) in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

     (b) Subject to the terms hereof, Alcatel and the Company agree, and shall cause each of their respective subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any governmental clearances or approvals required for Closing under the HSR Act and any other Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Antitrust Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement or the Ancillary Agreements under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Alcatel shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section 6.05, neither Alcatel, the Company nor any of their respective subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, other than in connection with the divestiture of assets or a limitation of its business that Alcatel or the Company, as the case may be, reasonably determines to be insignificant in amount and not meaningful in the operation of the other aspects of the business. In addition, neither Alcatel, the Company nor any of their respective subsidiaries shall take any action under this Section 6.05 if the United States Department of Justice, the United States Federal Trade Commission or any other Governmental Entity with jurisdiction to enforce Antitrust Laws authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

     (c) Each of the Company and Alcatel shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule, or (C) required to prevent a Company Material Adverse Effect or Alcatel Material Adverse Effect from occurring prior to or after the Effective Time.

     (d) Alcatel and the Company shall use commercially reasonable efforts and shall cooperate with each other in order to consummate the Merger as soon as reasonably practicable on or before March 15, 2002.

     (e) The Company and Alcatel shall work together to ensure that the Company's existing insurance for pre-Closing periods shall be in effect following the Closing.

     SECTION 6.06 Stock Options.

     (a) At the Effective Time, each outstanding Option, whether vested or unvested, shall, by virtue of this Agreement and without any further action of the Company, the Surviving Corporation, Alcatel or the holder of any Option, be converted into a stock option to purchase Alcatel Shares in a manner consistent with Section 424 of the Code and as provided by subsection (b) below, and, after the Effective Time, all references to the Company in the Company Option Plan and the applicable stock option agreements shall be deemed to refer to the Surviving Corporation, which shall have retained the Company Option Plan as of the Effective Time by virtue of this Agreement and the Merger and without any further action, except that references to shares of Company Common Stock shall be deemed to be to Alcatel Shares in accordance with subsection (b) below.

     (b) Each Option so retained by the Surviving Corporation under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Option Plan and the applicable stock option agreements as in effect immediately prior to the Effective Time, except that (i) such Option will be exercisable for that number of Alcatel Shares equal to the product of the number of shares of Company Common Stock that were purchasable under such Option immediately prior to the Effective Time multiplied by 0.063351086, rounded down to the nearest whole number of Alcatel Shares and (ii) the per share exercise price for the Alcatel Shares issuable upon exercise of such assumed Option will be equal to the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Effective Time divided by 0.063351086 and rounding the resulting exercise price up to the nearest whole cent. It is the intention of the parties that the Options remaining outstanding following the Effective Time will qualify, to the maximum extent permissible following the Effective Time, as incentive stock options as defined in Section 422 of the Code solely to the extent such Options qualified as incentive stock options prior to the Effective Time.

     (c) As soon as reasonably practicable after the Effective Time, the Company will deliver to Option holders appropriate notices setting forth such holders' rights pursuant to the Company Option Plan and the applicable stock option agreements evidencing the Options and confirming that the Company Option Plan and the Options have been converted in accordance with the terms and conditions required by this Section 6.06. Alcatel hereby agrees to register the Alcatel Shares underlying such Options with the SEC on Form S-8 within five business days subsequent to the Effective Time.

     SECTION 6.07 Employee Matters.

     (a) Following the Merger and in accordance with Alcatel's customary practice in the United States for its non-manufacturing companies, Alcatel shall use its commercially reasonable efforts to grant options to purchase Alcatel Shares or ADSs to certain of those persons who are senior executives of the Company and who are employed by the Surviving Corporation or any of its affiliates at the time of such grants.

     (b) As of the Effective Time, Alcatel shall provide, or shall cause the Surviving Corporation to provide, employee benefits to the employees of the Company (the "Company Employees") that are substantially comparable in the aggregate to the benefits provided to such Company Employees immediately prior to the Effective Time. For purposes of determining eligibility to participate and the vesting of benefits under plans maintained or contributed to by the Surviving Corporation or Alcatel for the benefit of the Company Employees (the "Alcatel Plans") (including, but not limited to, any pension, severance, 401(k), vacation and sick pay plan), and for purposes of calculating benefits under any severance, sick leave or vacation plans, Alcatel shall give credit for years of service with the Company solely to the extent recognized by the Company under the applicable similar Company Plan, and solely to the extent such time period is recognized under the terms of the Alcatel Plans, as if they were years of service with Alcatel. Alcatel shall use its commercially reasonable efforts to recognize such service for purposes of satisfying any waiting period, evidence of insurability requirements, or the application of any preexisting condition limitation. Alcatel shall also use its commercially reasonable efforts to give Company Employees credit for amounts paid under a corresponding Company Employee Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan sponsored or maintained by Alcatel or the Surviving Corporation. Alcatel shall assume and honor the obligations of the Company under all employment, severance, consulting and other compensation contracts, arrangements, commitments or understandings disclosed in Section 3.11(a) of the Company Disclosure Schedule. Nothing herein shall be construed to require Alcatel or the Surviving Corporation to provide any duplicative benefits.

     SECTION 6.08 Notification of Certain Matters.

     (a) The Company shall give prompt notice to Alcatel of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to Alcatel or Merger Sub.

     (b) Alcatel shall give prompt notice to the Company of (i) the occurrence, or non- occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty of Alcatel contained in this Agreement to be untrue or inaccurate and (ii) any failure of Alcatel or Merger Sub materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the Company.

     SECTION 6.09 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Alcatel and the Company. Thereafter, so long as this Agreement is in effect, Alcatel and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Alcatel or the Company may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law or applicable stock exchange regulation if it has used all commercially reasonable efforts to consult with the other party.

     SECTION 6.10 Expenses.

     (a) Except as otherwise specifically provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the negotiation of this Agreement, the Ancillary Agreements, the Non-Compete Agreements and the Key Employee Agreements, the taking of all actions contemplated hereby and thereby, and the consummation of the Merger, including, without limitation, attorneys' and accountants' fees and fees of any brokers, financial advisors, investment bankers or finders (including the persons described in Section 3.16), shall be paid by the party incurring such expense, provided, however, that (i) if the Merger is consummated, such costs and expenses of the Company may not exceed the amount set forth in Annex 2.07
(ii) all costs and expenses in connection with the negotiation (with respect to the reasonable fees of counsel to the Escrow Agent), execution and administration of the Escrow Agreement by the Escrow Agent shall be paid by Alcatel and (iii) if the Merger is not consummated, each of Alcatel and the Company shall pay half of the filing fee for the filing required pursuant to the HSR Act. All costs and expenses of the Company in excess of the amount set forth in Annex 2.07 shall be the obligation of the Company Stockholders and shall be satisfied from the Escrow Indemnity Account directly and shall not be subject to the provisions of Article VIII (other than Section 8.06).

     (b) The Company shall use its commercially reasonably efforts to cause all persons (including, without limitation, attorneys, accountants, brokers, financial advisors, investment bankers, finders and the persons described in
Section 3.16, who have provided or will provide the Company with services in connection with this Agreement, the Merger, the Ancillary Agreements, the Non-Compete Agreements and the Key Employee Agreements, and the transactions contemplated hereby and thereby, to submit to the Company, prior to the Effective Time, invoices with respect to all such services.

     SECTION 6.11 Listing of ADSs/Alcatel Shares.

     (a) Alcatel shall use its commercially reasonable efforts to have authorized for listing on the NYSE, upon official notice of issuance, the ADSs and (for technical purposes only not involving trading privileges) the Alcatel Shares to be issued in the Merger (including upon the exercise of any Warrant assumed by Alcatel pursuant to Section 6.13 and as a result of the payment of the Convertible Promissory Notes pursuant to Section 2.06(f) hereof).

     (b) Following the consummation of the Merger, Alcatel shall use its commercially reasonable efforts to have authorized for listing on the Euronext the Alcatel Shares issuable upon exercise of the Options pursuant to Section
6.06 and underlying the ADSs issued pursuant to Section 2.06(c) and (f) hereof.

     (c) The parties acknowledge that until the ADSs trade ex-dividend for the 2001 Dividend (if any) the ADSs receivable as Merger Consideration will have a CUSIP number that is different from the CUSIP for the ADSs currently traded on the NYSE to evidence that such shares will trade without entitlement to such 2001 Dividend. In addition, the parties acknowledge that if the Merger is consummated prior to the record date for the 2001 Dividend, any Alcatel Shares issued upon the exercise of Options will also not be entitled to the 2001 Dividend.

     SECTION 6.12 Affiliate Agreements. The Company will cause each person who is identified in Section 3.30 of the Company Disclosure Schedule and any other person who, to the knowledge of the Company, is or becomes an "affiliate" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145") to deliver to Alcatel, as soon as practicable but not later than 30 days after the date hereof, a written agreement (a "Company Affiliate Agreement") in connection with restrictions on affiliates under Rule 145, in a form reasonably acceptable to Alcatel. The Company shall provide prompt notice to Alcatel of any such other person who, to the knowledge of the Company, is or becomes an "affiliate" of the Company who is not identified in Section 3.30 of the Company Disclosure Schedule.

     SECTION 6.13 Warrants. The Company will use commercially reasonable efforts to cause all warrants to purchase capital stock of the Company (each, a "Warrant" and collectively, the "Warrants") to be exercised immediately prior to the Effective Time. In the event that the holder of any Warrant shall not have elected to exercise such Warrant prior to the Effective Time, then, at the Effective Time, by virtue of the Merger and without any action by the holders of the Warrants, each Warrant outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire, on the same terms and conditions as were applicable under such Warrant, the same number of ADSs (rounded down to the nearest whole ADS) as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time, at a price per ADS (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Company Capital Stock otherwise purchasable pursuant to such Warrant divided by (B) the aggregate number of shares of ADSs deemed purchasable pursuant to such Warrant.

     SECTION 6.14 Tax Treatment. Each of the parties hereto shall use commercially reasonable efforts to cause the Merger to qualify, and shall not knowingly take actions or cause actions to be taken that could reasonably be expected to prevent the Merger from qualifying, as a reorganization under
Section 368(a) of the Code.

     SECTION 6.15 Compliance with New Jersey's ISRA. For each property owned, leased or operated by the Company or any of its subsidiaries in the State of New Jersey, on or prior to the Effective Time, the Company shall have secured from the New Jersey Department of Environmental Protection ("NJDEP") and provided to Alcatel either: (a) a Letter of Non-Applicability under New Jersey's Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA"), or (b) a written approval by the NJDEP of a negative declaration affidavit, which affidavit has been submitted by the Company to the NJDEP based on the information contained in a Preliminary Assessment for each property prepared pursuant to ISRA.

     SECTION 6.16 Product Development. The Company will use its commercially reasonable efforts to launch the ON 7000 product on the schedule described in that certain letter from the President of the Company to Mr. Chris Stark dated the date hereof. If the Company reasonably determines that it requires additional finances to meet such launch targets, the Company shall notify Alcatel of such funding needs. The parties shall negotiate in good faith the terms pursuant to which Alcatel shall provide, or cause to be provided, such funding, the amount of which shall be reasonable and consistent with the letter mentioned above. No advances provided pursuant to this Section 6.16 shall reduce the number of ADSs and Alcatel Shares issuable as Merger Consideration.

     SECTION 6.17 Stockholder Litigation. Until the earlier of the termination of this Agreement pursuant to Article IX or the Effective Time, the Company shall give Alcatel the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or the Company Board relating to this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, and shall not settle any such litigation without Alcatel's prior written consent, which will not be unreasonably withheld or delayed.

     SECTION 6.18 Continuing Director and Officer Indemnification.

     (a) From and after the Effective Time, the Surviving Corporation (or its successors or assigns) and Alcatel shall fulfill and honor the obligations of the Company pursuant to the indemnification provisions in the Company's Certificate of Incorporation and By-Laws existing as in effect on the date hereof with respect to the Company's directors and officers.

     (b) The provisions of this Section 6.18 are intended to be for the benefit of, and shall be enforceable by each indemnified party, his or her heirs and representative and may not be amended, altered or repealed without the prior written consent of the affected indemnified party.

     (c) For a period of six years after the Effective Time, Alcatel shall cause the Surviving Corporation to maintain in effect a directors and officers liability insurance policy covering those persons who are currently covered and, prior to the Effective Time, who become covered by, the Company's directors and officers liability insurance policy with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage; provided, that in no event shall Alcatel or the Surviving Corporation be required to expend in excess of 125% of the annual premium currently paid by the Company for such coverage.

     SECTION 6.19 [Reserved]

     SECTION 6.20 Certain Tax Matters

     (a) Each of the parties hereto covenants and agrees to report the Merger for United States federal and applicable state income tax purposes in a manner consistent with the characterization of the Merger as a tax-free reorganization under Section 368 of the Code, including causing the Surviving Corporation to file the statements required by Treasury Regulation sections 1.368-3 and 1.367(a)-3(c)(6) based on the information the parties have obtained pursuant to
Section 6.20(b); provided that, notwithstanding the foregoing, Alcatel will cause the Surviving Corporation to state, on such statements that no "control group" exists within the meaning of Treasury Regulation Section 1.367(a)-3(c)(1)(ii), assuming that actual knowledge of Alcatel is not inconsistent with such statement. Alcatel and the Company covenant and agree to cooperate, to the extent practicable, on the preparation of such statements prior to the Effective Time.

     (b) Alcatel and Merger Sub, on the one hand, and Company, on the other hand, covenant and agree to cooperate in determining, prior to the Effective Time, whether any of the Company Stockholders would be treated as a "five-percent transferee shareholder," as such term is defined in Treasury Regulation section 1.367(a)-3(c)(5)(ii) and the Company shall update the information contained on Section 5.10 of the Company Disclosure Schedule, to the extent appropriate, prior to the Effective Time (but the Company shall not be deemed to have breached this Section 6.20(b) in the event that it is unable, for any reason, after reasonable effort, to update the information contained in
Section 5.10 of the Company Disclosure Schedule).

     (c) Prior to the Closing (or at such other times as requested by counsel), Alcatel, Merger Sub and the Company shall execute and deliver to Proskauer Rose LLP and to Testa, Hurwitz & Thibeault LLP, tax representation letters (which will be used in connection with the tax opinions contemplated by Sections 6.20(d) and 7.03(g)) substantially in the form of Exhibit I.

     (d) Alcatel will use commercially reasonable efforts to cause Proskauer Rose LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act, which tax opinion will be included as an exhibit to the Registration Statement.

     SECTION 6.21 Update Schedule. The Company shall provide to Alcatel, three business days prior to the Effective Time, a schedule (the "Update Schedule") listing (i) all holders of Company Capital Stock as of such date, as well as the number, class and series of shares of Company Capital Stock held by each such holder, and (ii) all holders of Warrants as of the date thereof, as well as the number, class and series of shares of Company Capital Stock subject thereto, the date upon which each such Warrant is exercisable and the exercise price per share of each such Warrant. In the event that any of the information contained in the Update Schedule shall not be true and correct as of immediately prior to the Effective Time, the Company shall provide to Alcatel, prior to the Effective Time, a revised Update Schedule setting forth in reasonable detail all relevant changes thereto.

     SECTION 6.22 Pooling of Interests. Alcatel and the Company shall each use commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests for French GAAP purposes.

     SECTION 6.23 Issuance and Conversion of ORAs. Alcatel covenants and agrees to (i) provide Merger Sub with sufficient capital to purchase such aggregate principal amount of ORAs as is described in Section 2.06A hereof, (ii) cause a subsidiary to issue, at prior to the Effective Time, such principal amount of ORAs as Merger Sub may request pursuant to Section 2.06A hereof (iii) upon receipt of the Trust Notice, issue such number of ADSs in payment for the ORAs held by the Trustee and (iv) promptly after the Effective Time, provide the Surviving Corporation with sufficient capital to purchase such aggregate principal amount of ORAs as is equal to the number of (A) ADSs issuable pursuant to Section 6.13 for the exercise of Warrants, (B) Alcatel Shares issuable upon conversion of Options pursuant to Section 2.06(d) and Section 6.06 and (C) ADSs issuable pursuant to Section 2.06(f) for the payment of the Convertible

Promissory Notes and (v) cause a subsidiary to issue, following the Effective Time, such principal amount of ORAs as the Surviving Corporation may request as described in clause (iv) of this Section 6.23.

                                  ARTICLE VII.
                            CONDITIONS TO THE MERGER

     SECTION 7.01 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

     (a) The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

     (b) The Company Stockholders' Proposal shall have been approved and adopted by the stockholders of the Company in satisfaction of the Company Stockholders' Vote Condition at the Company Stockholders' Meeting or by written consent in accordance with Delaware Law and the Company Certificate of Incorporation;

     (c) [Reserved]

     (d) Any waiting period applicable to the consummation of the Merger under the HSR Act, or any other Antitrust Laws, shall have expired or been terminated and all other consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required to consummate the Merger shall have been filed, made or obtained, in each case on terms reasonably satisfactory to Alcatel, except for such consents, approvals, orders or authorizations which involve an insignificant amount of assets and which do not provide for any penalties or fines due to the failure to receive such consents, approvals, orders or authorizations (it being understood that the parties shall use commercially reasonable efforts to put in place a structure in order to provide Merger Sub and indirectly, Alcatel, with the benefit of such assets);

     (e) No judgment, order, injunction, decree or ruling issued by any Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have been issued and then be in effect (provided that the parties hereto shall use their commercial reasonable efforts to have any such judgment, order, injunction, decree or ruling vacated or lifted), nor shall there have been any Law enacted, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

     (f) Each of Alcatel, the Company and the Stockholders' Representative shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit E.

     (g) The ADSs and the Alcatel Shares to be issued as the Merger Consideration shall be listed on the NYSE or on such national securities exchange or quoted on such national market system as the ADSs and the Alcatel Shares are listed or quoted as of the Effective Time.

     SECTION 7.02 Additional Conditions to Obligations of Alcatel and Merger Sub. The obligations of Alcatel and Merger Sub to effect the Merger are also subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived by Alcatel:

     (a) The representations and warranties of the Company contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Company Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and on and as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, as of such earlier date), except for such failures to be true and correct that in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. Alcatel shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

     (b) The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and by each Ancillary Agreement to be performed or complied with by them on or prior to the Effective Time, and Alcatel shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

     (c) Company Stockholders entitled to receive, in the aggregate, not more than 7% of the ADSs issuable pursuant to Section 2.06(c) hereof shall have demanded appraisal for such shares in accordance with Section 262 of the Delaware Law;

     (d) Alcatel shall have received from Testa, Hurwitz and Thibeault, LLP, counsel to the Company, an opinion in a form reasonably agreed by the parties;

     (e) There shall not have been any action taken, or any Law enacted, promulgated, issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit the Surviving Corporation's ownership or operation of all or a material portion of the Company's business or assets, or compel the Surviving Corporation or Alcatel to dispose of or hold separate all or a material portion of the Company's business or assets, as a result of the Merger; (ii) render Alcatel unable to consummate the Merger; or (iii) impose or confirm material limitations on the ability of Alcatel effectively to exercise full rights of ownership of shares of the capital stock of the Surviving Corporation, including without limitation, the right to vote any such shares on all matters properly presented to the stockholders of the Surviving Corporation, and no such action shall have been taken or any such Law enacted, promulgated, issued or deemed applicable to the Merger which in the reasonable judgment of Alcatel will produce such a result;

     (f) All officers and directors of the Company who Alcatel has requested to resign shall have resigned or otherwise been removed from office;

     (g) All notices to, and consents, approvals or waivers of, all persons under the agreements, instruments or documents listed in Annex 7.02(g) shall have been given or obtained in a form and manner acceptable to Alcatel;

     (h) No Company Material Adverse Effect shall have occurred between the date hereof and the Effective Time.

     (i) Alcatel shall be reasonably satisfied that the business combination to be effected by the Merger will qualify as a pooling of interests transaction for accounting purposes under French GAAP;

     (j) Alcatel shall have received from each person who is identified in
Section 3.30 of the Company Disclosure Schedule, or in any notice delivered by the Company to Alcatel pursuant to Section 6.12, as an "affiliate" of the Company a Company Affiliate Agreement, and each such Company Affiliate Agreement shall be in full force and effect;

     (k) At or prior to the Effective Time, the Voting Agreement and the Investor Rights Agreement shall have terminated and the Company shall have obtained a waiver and release from Comdisco, Inc. ("Comdisco") with respect to Comdisco's rights pursuant to Sections 14.1, 14.2 and 14.4 of the Master Lease Agreement dated June 15, 1999 (the "Master Lease Agreement") entered into between Comdisco and the Company, and Alcatel shall have received evidence of such termination or waiver and release;

     (l) The agreements from the Company employees listed in Annex 7.02(l) (the "Key Employees"), that were executed on the date hereof in the form approved by Alcatel (the "Key Employee Agreements") in favor of the Company shall be in full force and effect;

     (m) The non-competition agreements with the persons listed in Annex 7.02(m) that were executed on the date hereof in the form approved by Alcatel in favor of the Company (the "Non-Compete Agreements") shall be in full force and effect;

     (n) The Company and the Trustee shall have entered into the Trust Agreement in the form attached as Exhibit D;

     (o) The Company shall have filed an amendment to the Company Certificate of Incorporation which amends the liquidation preference for each series of Company Preferred Stock in accordance with the Exchange Ratios.

     (p) All corporate actions, proceedings, instruments, and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for Alcatel and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     SECTION 7.03 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived by the Company:

     (a) The representations and warranties of Alcatel contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Alcatel Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and on and as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, as of such earlier date), except for such failures to be true and correct which in the aggregate would not reasonably be expected to have an Alcatel Material

Adverse Effect. The Company shall have received a certificate signed on behalf of Alcatel by an executive officer of Alcatel to such effect; notwithstanding anything to the contrary in this Agreement, if and to the extent there are purchases of Alcatel Shares between the date of this Agreement and the Effective Time that cause the representation in Section 5.10(b) to be untrue, then the sole and exclusive remedy of the Company shall be to determine that the closing condition set forth in this Section 7.03(a) has not been satisfied and to decide not to effect the Merger, and Alcatel shall have no liability as a result of the inaccuracy of the representation in Section 5.10(b).

     (b) Each of Alcatel and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Alcatel by an executive officer of Alcatel to such effect;

     (c) The Company shall have received from Proskauer Rose LLP, counsel to Alcatel and Merger Sub, an opinion in a form reasonably agreed by the parties;
(d) No Alcatel Material Adverse Effect shall have occurred between the date hereof and the Effective Time.

     (e) The Company shall have received from Alcatel's general counsel an opinion in a form reasonably agreed by the parties;

     (f) All corporate actions, proceedings, instruments, and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Company and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested; and

     (g) The Company shall have received a legal opinion of Testa, Hurwitz & Thibeault LLP dated as of the Closing Date, in form and substance reasonably acceptable to the Company, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger should be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, Testa, Hurwitz & Thibeault LLP may (i) require and rely upon (and may incorporate by reference) representations and covenants, including those contained in the certificates of the officers of Alcatel, Merger Sub, the Company and others referred to in Section 6.20 and (ii) make such assumptions (including but not limited to the proper characterization of certain instruments for United States federal income tax purposes and the status of Alcatel Shares as "voting stock" for purposes of Section 368 of the Code) as it may determine to be necessary. The Company shall have received executed copies of the certificates of officers and directors of Alcatel, Merger Sub, the Company and others referred to in Section 6.20 that may be required by counsel in connection with the opinion referred to in this Section.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

     SECTION 8.01 Indemnification of Alcatel. Alcatel, Merger Sub, the Surviving Corporation and their respective officers, directors, employees, agents and affiliates (collectively, the "Alcatel Indemnitees") shall be indemnified and held harmless from and against any and all liabilities, Environmental Liabilities, obligations, losses, assessments, damages, deficiencies, demands, claims, actions, causes of action, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses and any reasonable amounts paid in investigation, defense or settlement of any of the foregoing) of any kind, manner or nature whatsoever, whether arising out of third-party claims or claims by one or more parties hereto against any other party(ies) hereto (collectively, "Losses"), as and when incurred, based upon, arising out of or otherwise in respect of:

     (a) any misrepresentation or breach of warranty by the Company contained herein, in any Ancillary Agreement or in any document or agreement delivered pursuant hereto or thereto; or any claim by a third party which would constitute such a misrepresentation or breach; or any claim resulting from the matter disclosed to Proskauer Rose LLP by the President of the Company in a letter dated the date hereof;

     (b) any breach of or failure to perform any covenant or agreement by the Company contained herein, in any Ancillary Agreement or in any document or agreement delivered pursuant hereto or thereto, or any claim by a third party which would constitute such a breach or failure.

     SECTION 8.02 Reliance not an Element. The parties hereto acknowledge that reliance shall not be an element of any claim by any party hereto for breach of warranty or misrepresentation under this Agreement.

     SECTION 8.03 General Indemnification Provisions.

     (a) For the purposes of this Section 8.03, the term "Indemnitee" shall refer to the Alcatel Indemnitee indemnified or entitled, or claiming to be entitled, to be indemnified pursuant to the provisions of Section 8.01, and the term "Indemnitors" shall refer to the Company Stockholders.

     (b) The Indemnitee shall promptly give the Stockholders' Representative notice of any matter which the Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Losses (whether actual or reasonably estimated), the method of computation thereof and the basis for the claim, all with reasonable particularity. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the Indemnitee to collect such claim from the Indemnitors so long as such failure to so notify does not materially adversely affect the Indemnitor's ability to defend such claim against a third party. The obligations and liabilities of the Indemnitors under this Article VIII with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article VIII ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions:

        (i) if the Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Stockholders' Representative prompt notice of such Third-Party Claim and shall permit the Stockholders' Representative, at its option, to assume and control the defense and/or management of such Third-Party Claim at the Indemnitors' expense and through counsel of its choice if the Stockholders' Representative gives prompt notice of its intention to do so to the Indemnitee and does so promptly thereafter;

        (ii) if the Stockholders' Representative exercises its right to undertake the defense and/or management of any such Third-Party Claim, the Indemnitee shall cooperate with the Stockholders' Representative in such defense and/or management and make available to the Stockholders' Representative all witnesses, pertinent records, materials and information in the Indemnitee's possession or under its control relating thereto as is reasonably required by the Stockholders' Representative;

        (iii) if the Stockholders' Representative does not exercise its right to undertake the defense and/or management of any Third-Party Claim as provided above, the Indemnitee may, directly or indirectly, conduct the defense and/or management of any such Third-Party Claim in any manner it reasonably may deem appropriate and at the expense of the Indemnitors which shall be paid from the Escrow Indemnity Account, and the Stockholders' Representative shall cooperate with the Indemnitee in such defense and/or management and make available to the Indemnitee all witnesses, pertinent records, materials and information in the Stockholders' Representative's possession or under its control relating thereto as is reasonably required by the Indemnitee;

        (iv) the Stockholders' Representative will not consent to the entry of any judgment or enter into any settlement with respect to a Third-Party Claim
(x) without the prior written consent of the Indemnitee (not to be unreasonably withheld), unless the judgment or proposed settlement involves only the payment of money damages, does not impose an injunction or other equitable relief upon the Indemnitee and could not otherwise reasonably be expected to have a material adverse effect on the Indemnitee and (y) unless the consent or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of an unconditional release from all liability in respect of the Third-Party Claim;

        (v) the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to a Third-Party Claim without the prior written consent of the Stockholders' Representative (not to be unreasonably withheld), unless the Stockholders' Representative fails to assume the defense and/or management of the Third-Party Claim in accordance with this Section 8.03 and then only if such consent or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the Company Stockholders and the Stockholders' Representative of an unconditional release from all liability in respect of the Third-Party Claim; and

        (vi) if there is a reasonable probability that a Third-Party Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other monetary payments, the Indemnitee shall have the right, at its own cost and expense, to participate in the defense of the Third-Party Claim.

     SECTION 8.04 Certain Limits on Indemnification.

     (a) Notwithstanding anything to the contrary in this Agreement, the Alcatel Indemnitees shall not be entitled to satisfy their claims for Losses under
Section 8.01 from the Escrow Indemnity Account unless the aggregate amount of Losses for which any one or more of the Alcatel Indemnitees would be entitled to indemnification under Section 8.01 equals or exceeds $1,000,000 (the "Basket Amount"), in which case the Alcatel Indemnitees shall be entitled to the entire amount of such Losses, including Losses covered by the Basket Amount.

     (b) For purposes of this Article VIII, the amount of any Losses shall be determined (A) without giving effect to any Company Material Adverse Effect standard or any other materiality or similar qualification contained in any representation, warranty or covenant herein and (B) net of any tax benefits realized by the Alcatel Indemnitees as a direct result of such Loss.

     (c) Each Alcatel Indemnitee shall have the obligation to take commercially reasonable efforts to mitigate the Losses.

     (d) Subject to the proviso of this Section 8.04(d), no claim under this
Article VIII shall be made after the expiration of the Survival Period, provided, however, that if written notice of a claim is made prior to the expiration of the Survival Period , then the relevant representation, warranty or covenant shall survive as to such claim only until the claim has been finally resolved.

     (e) If there is a final determination that an indemnity payment made pursuant to this Article VIII is taxable to the Alcatel Indemnitee, the Alcatel Indemnitee shall be entitled to such additional amounts as will result in the Alcatel Indemnitee receiving on an after-tax basis the amount of indemnity to which it is entitled.

     SECTION 8.05 Satisfaction of Indemnification Obligations. Subject to
Section 8.04 and in compliance with the terms of the Escrow Agreement, the Alcatel Indemnitees shall, in satisfaction of any claims for indemnification arising under Section 8.01 above, be entitled to receive from the Escrow Indemnity Account (and delivered by the Escrow Agent) such number of ADSs as is equal to the value of the Losses as to which the Alcatel Indemnitees are entitled to indemnification, as determined pursuant to the terms of the Escrow Agreement. The sole recourse and exclusive remedy that the Alcatel Indemnitees shall have to satisfy any claims for indemnification pursuant to this Article VIII shall be the Escrow Indemnity Account established pursuant to the Escrow Agreement.

     SECTION 8.06 Exclusive Remedy. The indemnification provided in this Article and in Section 6 of each Stockholder Agreement and the obligations in Sections
2.07 and 6.10 shall be the sole and exclusive post-Closing remedy available to the Alcatel Indemnitees against the Company, the Company Stockholders, the holders of Options and Warrants, or any of their respective affiliates, for any claim under this Agreement or any Ancillary Agreement other than in connection with (i) claims for fraud or intentional misrepresentation or (ii) claims related to a Title Breach (as defined in the Stockholder Agreements).

                                   ARTICLE IX.
                                   TERMINATION

     SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (with respect to Section 9.01(b) through (h), by written notice by the terminating party to the other party):

     (a) by mutual written consent duly authorized by the Company Board and an officer of Alcatel; or

     (b) by either Alcatel or the Company if the Merger shall not have been consummated on or prior to June 30, 2002 (provided that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill (and, in the case of Alcatel, if Merger Sub's failure to fulfill) any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Alcatel or the Company if a Governmental Entity shall have
(i) issued a non-appealable final judgment, order, injunction, decree or ruling or taken any other action or (ii) enacted, enforced or deemed applicable to the Merger a Law in final form, in each case having the effect of permanently restraining, enjoining, prohibiting or making illegal the consummation of the Merger (provided that the party seeking to terminate pursuant to this Section 9.01(c) shall have used commercially reasonable efforts to have any such judgment, order, injunction, decree, ruling or other action vacated or lifted); or

     (d) by either Alcatel or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company (in the case of termination by Alcatel) or on the part of Alcatel or Merger Sub (in the case of termination by the Company) set forth in this Agreement such that the conditions set forth in Section 7.02(a) or 7.02(b) (in the case of termination by Alcatel) or Section 7.03(a) or 7.03(b) (in the case of termination by the Company) would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of 30 days from notice to the breaching party of its occurrence through the exercise of the breaching party's commercially reasonable efforts, and for so long as the breaching party continues to exercise such commercially reasonable efforts, neither Alcatel nor the Company, as the case may be, may terminate this Agreement under this Section 9.01(d) until the expiration of such period without such Terminating Breach having been cured (but in no event shall the preceding proviso be deemed to extend the date set forth in Section 9.01(b)); or

     (e) by the Company (subject to the Company's compliance with Section 9.02(b)(i)) or Alcatel, if the Company Stockholders' Proposal is not adopted or approved at the Company Stockholders' Meeting in satisfaction of the Company Stockholders' Vote Condition; or

     (f) by Alcatel, if the Company does not duly call, give notice of and hold the Company's Stockholders' Meeting to vote upon the Company Stockholders' Proposal by the date set forth in Section 6.02(b) of this Agreement, unless the delay was reasonably necessary in order to comply with applicable Law, or the written consent of the Company's stockholders approving and adopting the Company Stockholders' Proposal was previously received in satisfaction of the Company Stockholders' Vote Condition; or

     (g) [Reserved]

     (h) by Alcatel under the circumstances where (i) the Company Board or any committee thereof withdraws, qualifies or modifies, or proposes to withdraw, qualify or modify, in a manner adverse to Alcatel, its approval or recommendation of the Company Stockholders' Proposal, (ii) the Company Board shall have failed to include in its notice of meeting or materials soliciting written consents and in its Proxy Material the recommendation of the Company Board in favor of the approval and adoption of the Company Stockholders' Proposal, (iii) the Company Board or any committee thereof shall have approved or recommended, or proposed to approve or recommend, a Superior Proposal, or
(iv) the Company or any of its affiliates have entered into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Superior Proposal; or

     (i) by the Company, if an Alcatel Material Adverse Effect has occurred, provided that, if such Alcatel Material Adverse Effect is curable prior to the expiration of 30 days from the Company's notice to Alcatel that the Company intends to terminate the Agreement pursuant to this Section 9.01(i) through Alcatel's exercise of commercially reasonable efforts, and for so long as Alcatel continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(i) until the expiration of such period without such Alcatel Material Adverse Effect having been cured (but in no event shall the preceding proviso be deemed to extend the date set forth in Section 9.01(b)).

     SECTION 9.02 Effect of Termination

     (a) Subject to Sections 9.02(b) and 9.02(c) below, upon the termination of this Agreement pursuant to Section 9.01, each party's right of termination under
Section 9.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.01, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 6.10, 9.02(b), 9.02(c) and 9.02(d) will survive; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party, or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     (b) If this Agreement shall be terminated:

        (i) by either the Company or Alcatel, pursuant to clause (e) of Section 9.01, the Company shall, within one business day after the Company Stockholder's Meeting, pay to Alcatel a termination fee of $6,142,500 payable in same day funds, if on or before the date of the Company Stockholders' Meeting a Takeover Proposal shall have been disclosed, announced, commenced, submitted or made and either (A) such Takeover Proposal shall not have been affirmatively rejected by the Company Board or (B) a majority of the Company Board shall have failed to recommend to the Company's stockholders the approval and adoption of the Company Stockholders' Proposal or withdrew, adversely modified or qualified any such recommendation previously given; or

        (ii) by Alcatel, pursuant to clause (f) of Section 9.01, the Company shall, within one business day following termination after such action or inaction specified therein, as the case may be, pay to Alcatel a termination fee of $6,142,500 payable in same day funds.

        (iii) by Alcatel, pursuant to clause (h) of Section 9.01, the Company shall, within 90 days following the date on which Alcatel terminates this Agreement pursuant to Section 9.01(h), pay to Alcatel a termination fee of $6,142,500 payable in same day funds.

     (c) Any payment made pursuant to clause (i), (ii) or (iii) of Section 9.02(b) shall serve as liquidated damages and shall obviate any obligation to make a payment under any other clause of Section 9.02(b). It is expressly agreed that the remedies of Alcatel set forth in Section 9.02(b) shall be its exclusive remedies for any termination of this Agreement pursuant to Sections 9.01(e), (f) or (h) hereof (and there shall be no other remedy for any other basis for termination hereunder) and only after any payment called for by this Section
9.02 is made, shall all other obligations of the Company (except as provided in Section 9.02(a)) terminate.

     (d) Notwithstanding the occurrence of any termination pursuant to Section
9.01 hereof, no such termination shall have any effect upon the Confidentiality Agreement, which shall remain in full force and effect following any such termination.

                                   ARTICLE X.
                               GENERAL PROVISIONS

     SECTION 10.01 Survival of Representations, Warranties and Covenants. The representations and warranties made by the Company in this Agreement, any Ancillary Agreement or any document or agreement delivered pursuant hereto or thereto shall survive the Effective Time until the later of (i) 60 days from the date on which Alcatel receives a signed opinion from Alcatel's outside auditors of Alcatel's first year-end audit following the Effective Time and (ii) the first anniversary of the Effective Time (the "Survival Period"), in each case notwithstanding any investigation made by or on behalf of any party. The representations and warranties made by Alcatel in this Agreement and in any Ancillary Agreement or in any document or agreement delivered pursuant hereto or thereto shall terminate upon the Effective Time, except the representations and warranties contained in Sections 5.03 and 5.10 shall survive the Effective Time until the expiration of the Survival Period. The covenants included in Sections 6.06, 6.07, 6.10, 6.11(b), 6.18, 6.23 and Articles II, VIII and X of this
Agreement shall survive the Effective Time until the end of the Survival Period unless the covenant provides otherwise and the covenants in Sections 6.14 and
6.20 shall survive the Effective Time until the end of the Survival Period.

     SECTION 10.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date received if delivered personally, sent by nationally recognized overnight courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address, which shall be effective upon receipt), or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below:


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     (a) If to Alcatel or Merger Sub:

                             Alcatel
                             54, rue la Boetie
                             75008 Paris, France
                             Fax No.: 011-331-4076-1435
                             Attention: General Counsel

                 With a copy to:

                             Proskauer Rose LLP
                             1585 Broadway
                             New York, New York 10036
                             Fax No.:  (212) 969-2900
                             Attention:  Stanley Komaroff, Esq.

                 If to the Company:

                             Astral Point Communications, Inc.
                             19 Alpha Road
                             Chelmsford, MA 01824 USA
                             Fax No.:  (978) 367-6034
                             Attention:  Raj Shanmugaraj
                             President & Chief Executive Officer

                 With a copy to:
                             Testa, Hurwitz & Thibeault, LLP
                             125 High Street
                             Boston, Massachusetts  02110
                             Fax No.:  (617) 248-7100
                             Attention:  Mark J. Macenka, Esq.

                 If to the Stockholders' Representative:
                             Robert Coneybeer
                             New Enterprise Associates
                             2490 Sand Hill Road
                             Menlo Park, CA  94025
                             Fax No.:  (650) 854-9397


     SECTION 10.03 Waiver. Alcatel may, with respect to the Company or any Stockholder, and the Company or the Stockholders' Representative may, with respect to Alcatel or Merger Sub, (a) extend the time for the performance of any of its obligations or other acts, (b) waive any inaccuracies in its representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of its agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


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     SECTION 10.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.06 Entire Agreement; Amendment. This Agreement (including any exhibits and schedules hereto), the Company Disclosure Schedule, the Stockholder Disclosure Schedule, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended prior to the Company Stockholder Proposal being adopted only by an instrument in writing signed by Alcatel and the Company stating that it constitutes an amendment to this Agreement and after the Company Stockholder Proposal being adopted, by Alcatel, the Company and the Stockholders' Representative stating that it constitutes an amendment to this Agreement, except that the provisions of Section 6.18 shall not be amended except as provided therein.

     SECTION 10.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Alcatel and/or Merger Sub may assign this Agreement to any direct or indirect wholly owned subsidiary of Alcatel without consent of the Company, provided that (1) Alcatel shall remain liable for all of its obligations under this Agreement, including the obligation to issue ADSs as contemplated herein, and (2) such assignment does not cause the Merger to fail to be treated as a reorganization within the meaning of Section 368 of the Code. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     SECTION 10.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 5.03, 5.10, 6.06, 6.07(a), 6.10, 6.11(b), 6.14, 6.18, 6.20, 6.23 and Articles II, VIII and X of this Agreement.

     SECTION 10.09 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair


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such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 10.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE.

     SECTION 10.11 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 10.13 Forum. Each of the parties hereto (i) consents to submit itself to the non-exclusive personal jurisdiction of any federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     SECTION 10.14 Definition of Knowledge. As used herein, the words "knowledge" or "known" shall (i) with respect to the Company, mean the actual knowledge of the executive officers and directors of the Company, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Company or made to the "knowledge" of the Company, and (ii) with respect to any Stockholder, mean the actual knowledge of such Stockholder, or, in the case of an Entity Stockholder, such Stockholder's executive officers or other persons acting in a similar capacity, in each case after such Stockholder, or, in the case of an Entity Stockholder, such Stockholder's executive officers or other persons acting in a similar capacity, has or have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by such Stockholder or made to the "knowledge" of such Stockholder.

     SECTION 10.15 Specific Performance and Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that the parties shall be entitled to a preliminary and permanent injunction or injunctions to prevent breaches, or threatened breaches, of this Agreement and to enforce specifically the terms and provisions hereof in any


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


court of the United States or any state having jurisdiction, without the need to post bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.16 Appointment of Stockholders' Representative.

     (a) Each Company Stockholder that accepts payment of Merger Consideration as contemplated herein shall be deemed, by such acceptance of payment or by the approval of this Agreement in satisfaction of the Company Stockholders' Vote Condition, as the case may be, to have thereby irrevocably constituted and appointed Robert Coneybeer (the "Stockholders' Representative") as such Company Stockholder's true and lawful agent, proxy and attorney-in-fact pursuant to this
Section 10.16. The Stockholders' Representative shall have full power and authority to act for each Company Stockholder and in each Company Stockholder's name, place and stead, and in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement and each Ancillary Agreement following the Effective Time, as fully to all intents and purposes as such Company Stockholder might or could do in person, including, without limitation, all decisions relating to the defense and/or settlement of any claims for which any Alcatel Indemnitee may claim to be entitled to indemnity pursuant to Article VIII hereof, the amendment or termination of this Agreement, the receipt of all payments and notices and the giving of all consents and waivers. All decisions and actions by the Stockholders' Representative shall be binding upon all of the Company Stockholders, and no Company Stockholder shall have the right to object to, dissent from, protest or otherwise contest the same.

     (b) Each Company Stockholder that accepts payment of Merger Consideration as contemplated herein shall be deemed, by such acceptance of payment or by the approval of this Agreement in satisfaction of the Company Stockholders' Vote Condition, as the case may be, to have agreed that (i) the provisions of this
Section 10.16 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies any Company Stockholder may have in connection with the transactions contemplated by this Agreement, (ii) the remedy at law for any breach of the provisions of this
Section 10.16 would be inadequate, (iii) Alcatel shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Alcatel brings an action to enforce the provisions of this Section 10.16 and
(iv) the provisions of this Section 10.16 shall be binding upon the successors and assigns of each Company Stockholder.

     (c) By their approval of this Agreement, the Company Stockholders shall be deemed to have waived any claims they may have or assert, including those that may arise in the future, against the Stockholders' Representative, and any of its affiliates, for any action or inaction taken or not taken by the Stockholders' Representative in connection herewith.

     (d) Any notice or communication delivered by Alcatel, Merger Sub or the Surviving Corporation to the Stockholders' Representative shall, as between Alcatel, Merger Sub and the Surviving Corporation, on the one hand, and the Company Stockholders, on the other, be deemed to have been delivered to all Company Stockholders. Alcatel, Merger Sub and the Surviving Corporation shall be entitled to rely exclusively upon any communications or writings given or executed by the Stockholders' Representative and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or


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


communications or writings given or executed by the Stockholders' Representative. Alcatel, Merger Sub and the Surviving Corporation shall be entitled to disregard any notices or communications given or made by the Company Stockholders unless given or made through the Stockholders' Representative. In addition, each Company Stockholder agrees to indemnify and hold harmless the Stockholders' Representative against any claim or expense incurred by the Stockholders' Representative relating in any way to the Stockholders' Representative's capacity as such.

     (e) Subject to the terms of the Escrow Agreement, each Company Stockholder agrees that the Stockholders' Representative shall be entitled to receive such number of ADSs as shall have an aggregate value of up to $250,000, as reasonably determined by the Stockholders' Representative, in accordance with the methodology set forth in Section I.3(d) of the Escrow Agreement, to satisfy the Company Stockholders' obligation to indemnify the Stockholders' Representative under Section 10.16(d) hereof. Notwithstanding the foregoing, the Stockholders' Representative shall not be limited to such ADSs to satisfy such indemnification obligations, and, at the Stockholders' Representative's election, the Stockholders' Representative may seek cash from the Company Stockholders in satisfaction of any such indemnification obligations.

     (f) In the case of the death, disability, unwillingness to serve or other unavailability of the Stockholders' Representative, the Company Stockholders who own a majority in interest of ADSs issued as part of the Merger Consideration shall have the right, exercisable by written notice to Alcatel and the Escrow Agent, to designate a replacement Stockholders' Representative.


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




     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by a duly authorized officer or other person.

                              ALCATEL
                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                              APPLES ACQUISITION CORP.
                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                              ASTRAL POINT COMMUNICATIONS, INC.
                              By:                  /s/ Raj Shanmugaraj
                                                   -----------------------------
                                                   Name:  Raj Shanmugaraj
                                                   Title: President & C.E.O.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by a duly authorized officer or other person.

                              ALCATEL
                              By:                   /s/ Anne-Lise Scaillierez
                                                   -----------------------------
                                                   Name: Anne-Lise Scaillierez
                                                   Title: Attorney-in-Fact

                              APPLES ACQUISITION CORP.
                              By:                  /s/ Paul Wensel
                                                   -----------------------------
                                                   Name:  Paul Wensel
                                                   Title: Vice President

                              ASTRAL POINT COMMUNICATIONS, INC.
                              By:                  /s/ Raj Shanmugaraj
                                                   -----------------------------
                                                   Name: Raj Shanmugaraj
                                                   Title: President and CEO